FINANCING AGREEMENT



                       The CIT Group/Business Credit, Inc.

                              (as Agent and Lender)

                                       And

                       HydroChem Industrial Services, Inc.

                                  (as Borrower)

                                       And

             HydroChem Holding, Inc., HydroChem International, Inc.,
                     and HydroChem Industrial Cleaning, Inc.

                                 (as Guarantors)







                                October 25, 2001

                                TABLE OF CONTENTS

                                                                                        Page
SECTION 1     Definitions...............................................................1
SECTION 2     Conditions Precedent......................................................3
SECTION 3     Revolving Loans...........................................................3
SECTION 4     Term Loans................................................................3
SECTION 5     Letters of Credit.........................................................3
SECTION 6     Collateral................................................................3
SECTION 7     Representations, Warranties and Covenants.................................3
SECTION 8     Interest, Fees and Expenses...............................................3
SECTION 9     Powers....................................................................3
SECTION 10    Events of Default and Remedies............................................3
SECTION 11    Termination...............................................................3
SECTION 12    Miscellaneous.............................................................3
SECTION 13    Agreement between the Lenders.............................................3
SECTION 14    Agency....................................................................3

EXHIBIT

        Exhibit A - Form of Promissory Note for Machinery and Equipment Loan Exhibit B - Form of Promissory Note for Real Estate Loan
        Exhibit C - Form of Revolving Loan Promissory Note
        Exhibit D - Form of Assignment and Transfer Agreement

SCHEDULES

Schedule 1 - Collateral and Other Information
Schedule 2 - Pricing Grid

                               FINANCING AGREEMENT

THE CIT GROUP/BUSINESS CREDIT INC. with offices located at Two Lincoln Center, 5420 LBJ Freeway, Suite 200, Dallas, Texas 75240 (hereinafter "CIT"), and CIT as agent for the lenders (the "Agent"), and any other party which now or hereafter becomes a lender hereunder pursuant to Section 13 hereof (individually a "Lender" and collectively the "Lenders") are pleased to confirm the terms and conditions under which the Agent shall make revolving loans, term loans and other financial accommodations to, HydroChem Industrial Services, Inc., a Delaware corporation with a principal place of business at 900 Georgia Avenue, Deer Park, Texas 77536 (herein the "Company"), HydroChem Holding, Inc., a Delaware corporation ("Holding"), HydroChem International, Inc., a Delaware corporation ("International"), and HydroChem Industrial Cleaning, Inc., a Delaware corporation ("Cleaning").

SECTION 1.     Definitions

Accounts shall mean all of each Grantor's now existing and future: (a) accounts (as defined in the UCC), and any and all other receivables (whether or not specifically listed on schedules furnished to the Agent), including, without limitation, all accounts created by, or arising from, all of the Company's sales, leases, rentals of goods or renditions of services to its customers, including but not limited to, those accounts arising under any Grantor's trade names or styles, or through any Grantor's divisions; (b) any and all instruments, documents, chattel paper (including electronic chattel paper) (all as defined in the UCC); (c) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (e) reserves and credit balances arising in connection with or pursuant hereto; (f) guarantees, supporting obligations, payment intangibles and letter of credit rights (all as defined in the UCC); (g) insurance policies or rights relating to any of the foregoing; (h) general intangibles pertaining to any and all of the foregoing (including all rights to payment, including those arising in connection with bank and non-bank credit cards), and including books and records and any electronic media and software thereto; (i) notes, deposits or property of account debtors securing the obligations of any such account debtors to any Grantor; and (j) cash and non-cash proceeds (as defined in the UCC) of any and all of the foregoing.

Adjustment Date shall mean, with respect to any calculation of the Applicable Margin following each Fiscal Year, the earlier of (i) the date which is ninety
(90) days after the end of such Fiscal Year and (ii) the date which is two (2) Business Days after the Company has delivered the audited financial statements to Agent with respect to such Fiscal Year as required by this Financing Agreement.

Administrative Management Fee shall mean the administrative management fee which shall be paid to the Agent in accordance with Section 8, paragraph 8.8 hereof to offset the expenses and costs (excluding Out-of-Pocket Expenses and auditor fees) of the Agent in connection with administration, record keeping, analyzing and evaluating the Collateral.

Affiliate shall mean, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. As used in this definition, "controlled by" shall mean the power, directly or indirectly either
(a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners (or Persons performing similar functions of such Person) or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

Agreement or Financing Agreement shall mean this Financing Agreement, as from time to time amended or supplemented.

Anniversary Date shall mean the date occurring five (5) years from the Closing Date and the same date in every year thereafter.

Applicable Margin shall mean the margin to be added to the Chase Bank Rate and LIBOR which is equal to the applicable percentage rate per annum set forth in the Pricing Grid for the applicable type of Loan (i.e., Revolving Loan, Real Estate Loan, and/or Machinery and Equipment Loan). On the Closing Date and continuing through and including the day immediately preceding the first Adjustment Date occurring after the Closing Date, the Applicable Margin shall be the Applicable Margin for the applicable type of Loan when the Debt Ratio is greater than or equal to 1.00 to 1.00 but less than 1.50 to l.00 and for each period thereafter beginning on an Adjustment Date and ending on the day immediately preceding the next succeeding Adjustment Date, the Applicable Margin for the applicable type of Loan set forth opposite the Debt Ratio as determined at the end of the most recently ended Fiscal Year prior to the applicable Adjustment Date.

Assignment and Transfer Agreement shall mean the Assignment and Transfer Agreement in the form of Exhibit D hereto.

Availability shall mean at any time the amount by which: (a) the Borrowing Base exceeds (b) the outstanding aggregate amount of all Obligations, including without limitation, all Obligations with respect to Revolving Loans, but excluding the Letters of Credit and Term Loans.

Availability Reserve shall mean the sum of: (a) (i) three (3) months rental payments or similar charges for any of the Company's leased premises or other Collateral locations for which the Company has not delivered to the Agent a landlord's waiver in form and substance reasonably satisfactory to the Agent, plus (ii) three (3) months estimated payments plus any other fees or charges owing by the Company to any applicable warehousemen or third party processor (as determined by the Agent in its reasonable business judgement), provided that any of the foregoing amounts shall be adjusted from time to time hereafter upon (x) delivery to the Agent of any such acceptable waiver, (y) the opening or closing of a Collateral location and/or (z) any change in the amount of rental, storage or processor payments or similar charges; (b) if Excess Availability (calculated without giving effect to this clause (b) of the definition of Availability Reserve) is less than $15,000,000 (as determined by reference to the most recently delivered Borrowing Base certificate required to be delivered pursuant to Section 7.8) or at any time when an Event of Default has occurred and is continuing, an amount equal to $7,270,800, minus an amount equal to the total amount of principal which has been repaid on the Term Loans as of such date; and (c) any reserve which the Agent may reasonably require from time to time pursuant to this Financing Agreement, the Commitment Letter, or any other Loan Document, including without limitation, for the Letter of Credit Indemnity Agreement and for Letters of Credit obtained pursuant to Paragraph 5.1 of Section 5 hereof.

Borrowing Base shall mean, as of any time of calculation, (a) eighty-five percent (85%) of the Company's aggregate outstanding Eligible Accounts Receivable, provided, however, that if at the time of determination the Dilution Percentage is greater than five percent (5%), then such 85% rate of advance shall be reduced by an amount equal to the difference between (x) the amount of such Dilution Percentage and (y) five percent (5%), minus (b) any applicable Availability Reserves; provided, further, that the amount available with respect to Eligible Accounts Receivable which have not been billed shall not exceed $4,000,000 at any time. In no event shall the Borrowing Base exceed $32,500,000.

Business Day shall mean any day on which the Agent and The Chase Manhattan Bank are open for business.

Capital Expenditures shall mean, for any period, the aggregate expenditures of the Company, on a consolidated basis during such period on account of, property, plant, equipment or similar fixed assets that, in conformity with GAAP, are required to be reflected in the Consolidated Balance Sheet.

Change of Control shall mean the occurrence of any one or more of the following events: (a) Holding shall cease to own 100% of the issued and outstanding voting securities of the Company; (b) the Company shall cease to own 100% of the issued and outstanding voting securities of Cleaning, International, or any other subsidiary (excluding failure to own 100% of such voting securities of a subsidiary due to a merger, liquidation, or dissolution of such subsidiary which is permitted under Section 7.9(d) of this Financing Agreement); (c) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), excluding the Holding Owners, shall become, or obtain rights (whether by means of warrants, options, or otherwise) to become a "beneficial owner" as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act, directly or indirectly, of 30% or more of the outstanding common stock of Holding on a fully diluted basis; (d) the Holding Owners cease to have "beneficial ownership" of 50% or more of the outstanding common stock of Holding; or (e) the first day on which a majority of the members of the Board of Directors of Holding are not Continuing Directors.

Chase Bank Rate shall mean the rate of interest per annum announced by The Chase Manhattan Bank from time to time as its prime rate in effect at its principal office in New York City. (The prime rate is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank to its borrowers).

Chase Bank Rate Loans shall mean any Loans or advances pursuant to this Financing Agreement made or maintained at a rate of interest based upon the Chase Bank Rate.

Closing Appraisals is defined in Section 2.1(v).

Closing Date shall mean the date that this Financing Agreement has been duly executed by the parties hereto and delivered to the Agent and all conditions to the making of Loans hereunder have been satisfied in full.

Collateral shall mean all present and future Accounts, Equipment, Inventory, Documents of Title, General Intangibles, Real Estate, pledged stock of any Grantor's subsidiaries and Other Collateral.

Commitment shall mean each Lender's commitment in accordance with this Financing Agreement to make Revolving Loans (the "Revolving Credit Commitment") and the Term Loan funding (the "Term Loan Commitment"), in the amount of their respective pro rata share set forth in schedules prepared by the Agent or the Assignment and Transfer Agreement executed by each such Lender.

Commitment Letter shall mean the Commitment Letter, dated October 1, 2001, issued by the Agent to, and accepted by, the Company, as amended.

Concentration Account is defined in Section 3.4.

Condemnation Proceeds shall mean all awards, proceeds, or payments received by any Restricted Person relating to condemnation of any Real Property (including improvements thereon).

Consolidated Balance Sheet shall mean a consolidated or compiled, as applicable, balance sheet for the Company and the consolidated subsidiaries of the Company showing all eliminations of all inter-company transactions and prepared in accordance with GAAP.

Continuing Directors shall mean, as of any date of determination, the directors of Holding on the Closing Date and each other director, if, in each case, such other director was nominated or elected by a majority of the then Continuing Directors.

Copyrights shall mean all present and hereafter acquired copyrights, copyright registrations, recordings, applications, designs, styles, licenses, marks, prints and labels bearing any of the foregoing, goodwill, any and all general intangibles, intellectual property and rights pertaining thereto, and all cash and non-cash proceeds thereof.

Debt Ratio shall mean, on any date, the ratio determined by dividing (a) the sum of all of the Indebtedness of Restricted Persons on such date, determined on a consolidated basis in accordance with GAAP (other than Subordinated Debt) by (b) EBITDA for the immediately preceding four Fiscal Quarter period.

Default shall mean any event specified in Section 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

Default Rate of Interest shall mean a rate of interest per annum on any Obligations hereunder, equal to the sum of: (a) two percent (2%), plus (b) the Chase Bank Rate or LIBOR , as the case may be, plus (c) the Applicable Margin for the applicable type of Loan, which rate of interest the Agent shall be entitled to charge Restricted Persons on all Obligations due the Agent on behalf of the Lenders by the Company, as further set forth in Paragraph 10.2 of Section 10 of this Financing Agreement.

Depository  Accounts  shall  mean the  Lockbox  Accounts  and the  Concentration
Account, which are subject to the Agent's instructions, as specified in Paragraph 3.4 of Section 3 of this Financing Agreement.

Dilution Percentage shall mean, as of any time of calculation, the then sum of the Restricted Persons' returns, credits, allowances, discounts, write-offs, contras, off-sets, and deductions (excluding any non-dilutive credits given by any Restricted Person in connection with a re-bill by such Restricted Person no later than ten (10) Business Days from the date of the original invoice) divided by the then sum of Trade Accounts Receivable, all calculated on a rolling ninety
(90) day average, as determined by Agent from time to time.

Documentation Fee shall mean the Agent's standard fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

Documents of Title shall mean all present and future documents (as defined in the UCC), and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

Early Termination Date shall mean the date, if any, on which the Company terminates this Financing Agreement or the Revolving Line of Credit which date is prior to an Anniversary Date.

Early Termination Fee shall: (a) mean the fee the Agent on behalf of the Lenders is entitled to charge the Company in the event the Company terminates the Revolving Line of Credit or this Financing Agreement on a date prior to an Anniversary Date; and (b) be determined by multiplying the Revolving Line of Credit by (x) one and one-half percent (1.5%) if the Early Termination Date occurs on or before one (1) year from the Closing Date, (y) one percent (1%) if the Early Termination Date occurs after one (1) year from the Closing Date but on or before two (2) years from the Closing Date; and (z) one-half percent (.5%) if the Early Termination Date occurs after two (2) years from the Closing Date but prior to any Anniversary Date.

EBIT shall mean, in any period, all earnings of the Company and its subsidiaries for said period before all interest and income tax obligations of the Company and its subsidiaries for said period, determined on a consolidated basis in accordance with GAAP on a consistent basis with the latest audited financial statements of the Company, but excluding the effect of extraordinary or non-reoccurring gains or losses for such period.

EBITDA shall mean, in any period, all earnings of the Company and its subsidiaries before all (i) interest and income tax obligations, (ii) depreciation and (iii) amortization for said period, all determined on a consolidated basis in accordance with GAAP on a consistent basis with the latest audited financial statements of the Company, but excluding the effect of extraordinary and/or non-reoccurring gains or losses for such period.

Eligible Accounts Receivable shall mean the gross amount of the Trade Accounts Receivable of the Grantors that are subject to a valid, exclusive, first priority and fully perfected security interest in favor of the Agent, on behalf of the Lenders, which conform to the warranties contained herein and which, at all times, continue to be acceptable to the Agent in the exercise of its reasonable business judgment, less, without duplication, the sum of: (a) any returns, discounts, credits and allowances of any nature (whether issued, owing, granted or outstanding), and (b) reserves for any such Trade Accounts Receivable that arise from or are subject to or include: (i) sales to the United States of America, any state or other governmental entity or to any agency, department or division thereof, except for any such sales as to which such Grantor has complied with the Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation, to the Agent's satisfaction in the exercise of its reasonable business judgment; (ii) foreign sales, other than sales which (A) are approved in writing by Agent, or (B) otherwise comply with all of the other criteria for eligibility hereunder and are (x) secured by letters of credit (in form and substance satisfactory to the Agent) issued or confirmed by, and payable at, banks having a place of business in the United States of America, or
(y) to customers residing in Canada provided such Accounts do not exceed $2,500,000 in the aggregate at any one time; (iii) Accounts that remain unpaid more than ninety (90) days from invoice date; (iv) contra accounts; (v) sales to any other Restricted Person, any subsidiary, or to any company affiliated with any Restricted Person in any way; (vi) bill and hold (deferred shipment) or consignment sales; (vii) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer are unpaid more than ninety (90) days from invoice date; (viii) pre-billed receivables and receivables arising from progress billing; (ix) sales not payable in United States currency, unless the same are approved in writing by Agent; and (x) any other reasons deemed necessary by the Agent in its reasonable judgment, and which are customary either in the commercial finance industry or in the lending practices of the Agent and/or the Lenders, including but not limited to sales to any customer which is: (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts, or (D) financially unacceptable to the Agent or has a credit rating unacceptable to the Agent.

Equipment shall mean all present and hereafter acquired equipment (as defined in the UCC) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds thereof of whatever sort.

ERISA shall mean the Employee Retirement Income Security Act or 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

Eurocurrency Reserve Requirements for any day, as applied to a LIBOR Loan, shall mean the aggregate (without duplication) of the maximum rates of reserve requirements (expressed as a decimal fraction) in effect with respect to the Agent and/or any present or future Lender or participant on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under Regulation D or any other applicable regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect, dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by the Agent and/or any such Lenders or participants (such rate to be adjusted to the nearest one hundredth of one percent (1/100 of 1%) or, if there is not a nearest one hundredth of one percent (1/100 of 1%), to the next higher one hundredth of one percent (1/100 of 1%)).

Excess Availability means, at any time of determination and without duplication, the amount which is equal to (a) the then applicable Borrowing Base minus (b) the aggregate outstanding principal balance of the Revolving Loans and the aggregate face amount of all Letters of Credit plus (c) the amount of any Availability Reserve (as adjusted from time to time pursuant to the terms of the definition thereof).

Existing Letters of Credit means the letters of credit issued by Bank of America, N.A. for the Company or its subsidiaries more particularly described on
Schedule 1 attached hereto.

Event(s) of Default shall have the meaning provided for in Section 10 of this Financing Agreement.

Fee Letter shall mean that certain fee letter agreement between Agent and the Company dated October 1, 2001, as amended.

Fiscal Quarter shall mean, with respect to the Company, each three (3) month period ending on March, June, September, and December of each Fiscal Year.

Fiscal Year shall mean each twelve (12) month period commencing on January 1 of each year and ending on the following December 31.

Fixed Charge Coverage Ratio shall mean, on any date, the ratio of (a) EBITDA of the Company and its subsidiaries for the most recently ended four Fiscal Quarter period, minus the sum of (i) all Capital Expenditures of Restricted Persons during such period, plus (ii) all federal, state, and local income Taxes paid by the Restricted Persons during such period, to (b) the sum of (i) the amount of all principal scheduled to be paid on Indebtedness of the Restricted Persons during such period, including but not limited to the Loans and the Subordinated Debt (but excluding the final principal payment due on November 19, 2001 with respect to the Seller Subordinated Notes not to exceed an amount equal to $2,000,000, provided, that all Seller Subordinated Notes have been paid in full on such date) plus (ii) all cash interest expense paid by the Restricted Persons during such period, including but not limited to cash interest paid or required to be paid on the Subordinated Debt (other than the interest payable for the period from October 1, 2001 to November 19, 2001 in connection with the final principal payment on the Seller Subordinated Notes).

GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply, provided that in the event the Company modifies its accounting principles and procedures as applied as of the Closing Date, the Company shall provide to the Agent and the Lenders such statements of reconciliation as shall be in form and substance acceptable to the Agent.

General Intangibles shall mean all present and hereafter acquired general intangibles (as defined in the UCC), and shall include, without limitation, all present and future right, title and interest in and to: (a) all Trademarks, tradenames, corporate names, business names, logos and any other designs or sources of business identities, (b) Patents, together with any improvements on said Patents, utility models, industrial models, and designs, (c) Copyrights,
(d) trade secrets, (e) licenses, permits and franchises, (f) all applications with respect to the foregoing, (g) all right, title and interest in and to any and all extensions and renewals, (h) goodwill with respect to any of the foregoing, (i) any other forms of similar intellectual property, (j) all customer lists, distribution agreements, supply agreements, blueprints, indemnification rights and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof, including, without limitation, the proceeds or royalties of any licensing agreements between any Grantor and any licensee of any Grantor's General Intangibles.

Grantors shall mean (i) the Company,  (ii)  International,  (iii) Cleaning,  and
(iv) and each other subsidiary of the Company, whether now existing or hereafter created.

Guaranties shall mean the guaranty documents executed and delivered by the Guarantors guaranteeing the Obligations.

Guarantors shall mean (i) Holding, (ii) International, (iii) Cleaning, and (iv) and each other subsidiary of the Company, whether now existing or hereafter created.

Holding Junior Subordinated Notes shall mean (i) Holding's 12-1/2% Subordinated Notes due August 4, 2008 and (ii) Holding's 12-3/4% Subordinated Notes due August 4, 2009.

Holding Owner shall mean, individually, each of : LKCM Venture Partners I Ltd., Citicorp Venture Capital Ltd., and HES Management, Inc., and in each case, such Person's Affiliates.

Indebtedness shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following:

        (a)    liabilities for borrowed money,

        (b) liabilities constituting an obligation to pay the deferred purchase price of property or services,

        (c) liabilities evidenced by a bond, debenture, note or similar instrument,

        (d) liabilities which would under GAAP be shown on the applicable Person's balance sheet as a liability, and are payable more than one year from the date of creation thereof (other than reserves for taxes, reserves for contingent obligations, and accruals for awards under the Company's deferred bonus plans, discretionary bonus plans, and profit sharing contributions under the Company's Discretionary Profit Sharing Plan and 401(k) Plan as in effect on the Closing Date),

        (e)    liabilities arising under hedging contracts,

        (f) liabilities constituting principal under leases capitalized in accordance with GAAP,

        (g) liabilities arising under conditional sales or other title retention agreements,

        (h) liabilities (for example, repurchase agreements, mandatorily redeemable preferred stock and sale/leaseback agreements) consisting of an obligation to purchase or redeem securities or other property, if such liabilities arises out of or in connection with the sale or issuance of the same or similar securities or property (other than those permitted under Section 7.9(g)),

        (i) liabilities with respect to letters of credit or applications or reimbursement agreements therefor, or

        (j) liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor (other than prepayments or deposits from customers received in the ordinary course of business);

provided, however, that the "Indebtedness" of any Person shall not include accrued expenses, accounts payable, or other liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such liabilities are outstanding more than 90 days past the original invoice or billing date therefor.

Insurance Proceeds shall mean proceeds or payments from an insurance carrier with respect to any loss, casualty or damage to Collateral.

Interest Period shall mean:

(a) with respect to any initial request by the Company for a LIBOR Loan, a one month, two month, three month, or six month period commencing on the borrowing or conversion date with respect to a LIBOR Loan and ending one, two, three, or six months thereafter, as applicable; and

(b) thereafter with respect to any continuation of, or conversion to, a LIBOR Loan, at the option of the Company, any one month, two month, three month, or six month period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Loan and ending one, two, three, or six months thereafter, as applicable;

provided that, the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day which is not a Working Day, that Interest Period shall be extended to the next succeeding Working Day, unless the result of such extension would extend such payment into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

(ii) any Interest Period that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month, at the end of such Interest Period) shall end on the last Working Day of a calendar month; and

(iii) for purposes of determining the availability of Interest Periods, such Interest Periods shall be deemed available if (x) Chase Manhattan Bank quotes an applicable rate or the Agent determines LIBOR, as provided in the definition of LIBOR, (y) the LIBOR determined by Chase Manhattan Bank or the Agent will adequately and fairly reflect the cost of maintaining or funding its Loans bearing interest at LIBOR, for such Interest Period, and (z) such Interest Period will end on or before the earlier of Anniversary Date or the last day of the then current term of this Financing Agreement. If a requested Interest Period shall be unavailable in accordance with the foregoing sentence, the Company shall continue to pay interest on the Obligations at the applicable per annum rate based upon the Chase Bank Rate.

Inventory shall mean all of any Grantor's present and hereafter acquired inventory (as defined in the UCC) and including, without limitation, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same in all stages of production from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort.

Investment Property shall mean all now owned and hereafter acquired investment property (as defined in the UCC) and all proceeds thereof.

Issuing Bank shall mean the bank issuing Letters of Credit for the Restricted Persons.

Letters of Credit shall mean (a) all Existing Letters of Credit and (b) all letters of credit issued with the assistance of the Agent, on behalf of the Lenders, in accordance with Section 5 hereof by the Issuing Bank for or on behalf of any Restricted Person.

Letter of Credit Guaranty shall mean any guaranty delivered by the Agent, on behalf of the Lenders, to the Issuing Bank of a Restricted Person's reimbursement obligations under the Issuing Bank's reimbursement agreement, application for Letter of Credit or other like document, including but not limited to the Letter of Credit Indemnity Agreement.

Letter of Credit Guaranty Fee shall mean the fee the Agent, on behalf of the Lenders, may charge the Company under Paragraph 8.3 of Section 8 of this Financing Agreement for: (a) issuing a Letter of Credit Guaranty, and/or (b) otherwise aiding any Restricted Person in obtaining Letters of Credit, all pursuant to Section 5 hereof.

Letter of Credit Indemnity Agreement shall mean that certain letter agreement dated October 25, 2001 among the Company, Agent, and Bank of America, N.A. with respect to the Existing Letters of Credit.

     Letter of Credit Sub-Line shall mean the commitment of the Lenders to assist Restricted Persons in obtaining Letters of Credit, pursuant to Section 5 hereof, and to indemnify Bank of America, N.A.

for Existing Letters of Credit as provided in the Letter of Credit Indemnity Agreement, in an aggregate amount of $5,000,000.

LIBOR shall mean, at any time of determination, and subject to availability, for each applicable Interest Period, a variable rate of interest equal to: (i) the rate of interest determined by the Agent at which deposits in U.S. dollars are offered for the relevant Interest Period based on information presented on Telerate Systems at Page 3750 as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period, provided that, if at least two such offered rates appear on the Telerate System at Page 3750 in respect of such Interest Period, the arithmetic mean of all such rates (as determined by the Agent) will be the rate used or (ii) if such rate is no longer published, the applicable LIBOR quoted to the Agent by the Chase Manhattan Bank (or successor thereto); divided by (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of Eurocurrency Reserve Requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period.

LIBOR Lending Office with respect to the Agent, shall mean the office of The Chase Manhattan Bank, or any successor thereof, maintained at 270 Park Avenue, New York, NY 10017.

LIBOR Loan shall mean any Loans made pursuant to this Financing Agreement which are made or maintained at a rate of interest based upon LIBOR, provided that (i) no Default or Event of Default has occurred hereunder, which has not been waived in writing by the Required Lenders, and (ii) no LIBOR Loan shall be made with an Interest Period that ends subsequent to an Anniversary Date or any applicable Early Termination Date.

Lien shall mean, with respect to any property or assets, any right or interest therein of a creditor to secure liabilities owed to it or any other arrangement with such creditor which provides for the payment of such liabilities out of such property or assets or which allows such creditor to have such liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any Lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax Lien, mechanic's or materialman's Lien, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

Line of Credit shall mean the aggregate commitment of the Lenders to (a) make Revolving Loans pursuant to Section 3 of this Financing Agreement (b) assist the Restricted Persons in opening Letters of Credit pursuant to the Letter of Credit Indemnity Agreement and Section 5 of this Financing Agreement and (c) make Term Loans pursuant to Section 4 of this Financing Agreement, in the aggregate amount equal to $62,500,000; provided that nothing herein shall be deemed to increase any Lender's commitment hereunder, and which commitment shall be set forth in the applicable schedules maintained by the Agent or the Assignment and Transfer Agreements executed by such Lender.

Line of Credit Fee shall: (a) mean the fee due the Agent at the end of each month for the Line of Credit, and (b) be determined by multiplying the difference between (i) the Revolving Line of Credit, and (ii) the sum, for said month, of (x) the average daily balance of Revolving Loans plus (y) the average daily balance of Letters of Credit outstanding for said month, by three-eighths of one percent (.375%) per annum for the number of days in said month.

Loan Documents shall mean this Financing Agreement, the Promissory Notes, the Letter of Credit Indemnity Agreement, the mortgages and/or deeds of trust, the stock pledge agreements, the guaranties, other closing documents and any other ancillary loan and security agreements executed from time to time in connection with this Financing Agreement, all as may be renewed, amended, extended, increased or supplemented from time to time.

Loan Facility Fee shall mean the fee payable to the Agent and the Lenders (as applicable) in accordance with, and pursuant to, the provisions of Paragraph 8.7 of Section 8 of this Financing Agreement.

Loans shall mean all principal amounts outstanding under the Promissory Notes with respect to the Revolving Loans, the Machinery and Equipment Loans, and the Real Estate Loans.

Lockbox Agreements shall mean the deposit account agreements, blocked account agreements, restricted account agreements, lockbox agreements or similar agreements, executed by and among Restricted Persons, Agent, and the financial institutions at which the Lockbox Accounts are maintained, which shall be satisfactory to Agent in form and substance, as such agreements may be amended, supplemented, amended and restated, or otherwise modified from time to time.

Machinery and Equipment Loan is defined in the definition of Term Loan.

Machinery and Equipment Note shall mean the promissory note in the form of Exhibit A hereto executed by the Company to evidence the Machinery and Equipment Loan made by the Agent under Section 4 hereof.

Mandatory Prepayment shall: (a) mean the amount by which the Company must prepay the Term Loans on or before the 100th day after the end of each Fiscal Year of the Company; and (b) be determined as set forth in Paragraph 4.9 of Section 4 of this Financing Agreement.

Obligations shall mean all loans, advances and extensions of credit made or to be made by the Agent and/or the Lenders to the Company, or to others for the Company's account (including, without limitation, all Revolving Loans, Letter of Credit Guaranties and Term Loans); any and all indebtedness and obligations which may at any time be owing by any Restricted Person to the Agent and/or the Lenders howsoever arising, whether now in existence or incurred by any Restricted Person from time to time hereafter under any Loan Document; whether principal, interest, fees, costs, expenses or otherwise; whether secured by pledge, Lien upon or security interest in any Restricted

Person's Collateral, assets or property or the assets or property of any other Person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether any Restricted Person is liable to the Agent and/or the Lenders for such indebtedness as principal, surety, endorser, guarantor, indemnitor, or otherwise. Obligations shall also include indebtedness owing to the Agent and/or the Lenders by any Restricted Person under any Loan Document or under any other agreement or arrangement now or hereafter entered into between any Restricted Person and the Agent and/or the Lenders relating to the Line of Credit or the Loan Documents; indebtedness or obligations incurred by, or imposed on, the Agent and/or the Lenders as a result of environmental claims arising out of any Restricted Person's operations, premises or waste disposal practices or sites in accordance with paragraph 7.6 hereof; any Restricted Person's liability to the Agent and/or the Lenders as maker or endorser of any promissory note or other instrument for the payment of money required to be made or endorsed pursuant to any Loan Document; any Guarantor's liability to the Agent and the Lenders under any Loan Document, or arising under any guaranty, endorsement, or undertaking which the Agent and/or the Lenders may make or issue to others for any Restricted Person's account pursuant to the Loan Documents, including any Letter of Credit Guaranty or other accommodation extended by Agent with respect to applications for Letters of Credit, the Agent's and/or the Lender's acceptance of drafts or the Agent's and/or the Lender's endorsement of notes or other instruments for the Company's account and benefit.

Ohio Real Property shall mean all of Restricted Persons' fee interests in the real property located in Canal Fulton, Ohio and Youngstown, Ohio which are as of the Closing Date under contract for sale.

Other Collateral shall mean all now owned and hereafter acquired lockbox, blocked account and any other deposit accounts maintained with any bank or financial institutions into which the proceeds of Collateral are or may be deposited; all other deposit accounts and all Investment Property; all commercial tort claims; all payment intangibles; all letters of credit and rights to payment or performance under any letter of credit whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance thereof; all cash and other monies and property in the possession or control of the Agent and/or any of the Lenders; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; and all cash and non-cash proceeds of the foregoing.

Out-of-Pocket Expenses shall mean all of the Agent's (and the Lenders on and after the occurrence of an Event of Default which is not waived by the Required Lenders) present and future expenses incurred relative to this Financing Agreement or any other Loan Documents, whether incurred heretofore or hereafter, which expenses shall include, without being limited to: the cost of record searches, all costs and expenses incurred by the Agent in opening bank accounts, depositing checks, receiving and transferring funds, and wire transfer charges, any charges imposed on the Agent due to returned items and "insufficient funds" of deposited checks and the Agent's standard fees relating thereto, any amounts paid by, incurred by or charged to, the Agent and/or the Lenders by the Issuing Bank under a Letter of Credit Guaranty or the Company's reimbursement agreement, application for Letters of Credit or other like document which pertain either directly or indirectly to such Letters of

Credit, and the Agent's standard fees relating to the Letters of Credit and any drafts thereunder, travel, lodging and similar expenses of the Agent's personnel in connection with inspecting and monitoring the Collateral from time to time hereunder, any applicable counsel fees and disbursements, fees and taxes relative to the filing of financing statements, all expenses, costs and fees set forth in Paragraph 10.3 of Section 10 of this Financing Agreement, and title insurance premiums, real estate survey costs, costs of preparing and recording mortgages/deeds of trust against the Real Estate.

Overadvance Rate shall mean a rate equal to one-half of one percent (1/2%) per annum in excess of the applicable contract rate of interest determined in accordance with Section 8, Paragraph 8.1(a) of this Financing Agreement.

Overadvances shall mean the amount by which (a) the sum of all outstanding Revolving Loans, Letters of Credit and advances made under the Revolving Line of Credit exceed (b) the Borrowing Base.

Patents shall mean all of any Grantor's present and hereafter acquired patents, patent applications, registrations, any reissues or renewals thereof, licenses, any inventions and improvements claimed thereunder, and all general intangible, intellectual property and patent rights with respect thereto of any Grantor, and all income, royalties, cash and non-cash proceeds thereof.

Permitted Encumbrances shall mean: (a) Liens existing on the date hereof on specific items of Equipment and other Liens expressly permitted, or consented to in writing by the Agent and/or the Required Lenders; (b) Purchase Money Liens;
(c) statutory Liens and contractual Liens (in effect on the Closing Date) of landlords and Liens of carriers, warehousemen, bailees, mechanics, materialmen and other like Liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such Liens) and with respect to which adequate reserves or other appropriate provisions are being maintained by Grantors in accordance with GAAP; (d) deposits made (and the Liens thereon) in the ordinary course of business of Grantors (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; (e) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate, if applicable, and which in the aggregate (A) do not materially interfere with the occupation, use or enjoyment by any Grantor of its business or property so encumbered and (B) in the reasonable business judgment of the Agent do not materially and adversely affect the value of such Real Estate; and
(f) Liens granted the Agent by Grantors; (g) Liens of judgment creditors provided such Liens do not exceed, in the aggregate, at any time, $50,000 (other than Liens bonded or insured to the reasonable satisfaction of the Agent); and
(h) Liens for Taxes which are not yet due and payable or which are being diligently contested in good faith by Grantors by appropriate proceedings, and which Liens are not

(x) filed on any public records, (y) other than with respect to Real Estate, senior to the Liens of the Agent or (z) for Taxes due the United States of America or any state thereof having similar priority statutes, as further set forth in paragraph 7.6 hereof.

Permitted Indebtedness shall mean: (a) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, services, Taxes or labor; (b) Indebtedness incurred in connection with the purchase of Equipment acquired after the date hereof in an amount not to exceed $5,000,000 in the aggregate at any time outstanding which is secured by Purchase Money Liens; (c) Subordinated Debt; (d) Indebtedness arising under the Letters of Credit and this Financing Agreement and guaranties thereof; (e) deferred Taxes and other expenses incurred in the ordinary course of business;
(f) other Indebtedness existing on the date of execution of this Financing Agreement and listed in Schedule 1 hereto; (g) Indebtedness owed by a Grantor to any other Grantor provided that the Agent and the Lenders have a first priority, perfected Lien on and in such Indebtedness which secures the Obligations; (h) Indebtedness consisting of obligations under bid or performance bonds entered into in the ordinary course of business; (i) unsecured Indebtedness under insurance premium finance agreements not to exceed $1,500,000 at any time outstanding; (j) Indebtedness owed by Holding to another Restricted Person which is permitted under Section 7.9(g)(i); (k) Indebtedness of Restricted Persons under interest rate protection agreements or currency hedging agreements which are non-speculative in nature and are entered into with a Person approved by Agent to protect the Restricted Persons against fluctuations in interest rates or currency exchange rates, and any such interest rate protection agreement relates to Indebtedness outstanding at the time that the respective interest rate protection agreements are entered into which is otherwise permitted to be incurred under this Financing Agreement; and (l) other unsecured Indebtedness in an aggregate amount outstanding at any time that does not exceed $1,000,000.

Person shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

Pricing Grid shall mean the pricing grid containing the Applicable Margin to be added to the LIBOR and Chase Bank Rate set forth in Schedule 2 hereto.

Promissory Notes shall mean the notes, in the form of Exhibits A, B and C attached hereto, delivered by the Company to the Agent to evidence the Revolving Loans and the Term Loans pursuant to, and repayable in accordance with, the provisions of Sections 3 and 4 of this Financing Agreement.

Purchase Money Liens shall mean Liens securing the Indebtedness of the type described in clause (b) of the definition of Permitted Indebtedness on Equipment acquired after the date of this Financing Agreement provided that (a) each such Lien shall attach only to the Equipment so acquired, (b) a description of the Equipment so acquired is furnished to the Agent, and (c) the Indebtedness incurred in connection with such acquisitions shall not exceed, in the aggregate, $5,000,000 at any time.

Real Estate shall mean the Restricted Persons' fee interests in the real property, including any such real property which has been, or will be, encumbered, mortgaged, pledged or assigned to the Agent or its designee.

Real Estate Loan is defined in the definition of Term Loan.

Real Estate Note shall mean the promissory note in the form of Exhibit B hereto executed by the Company to evidence the Real Estate Loan made by the Agent under
Section 4 hereof.

Required Lenders shall mean Lenders which hold 66 2/3% or more of the sum of (i) the aggregate unpaid principal balance of the Term Loans plus (ii) the Revolving Commitments then in effect or, if the Revolving Commitments have been terminated or suspended, the aggregate unpaid principal balance of the Revolving Loans.

Restricted Persons shall mean the Company and each Guarantor.

Revolving Commitment shall mean the percentage designated as each Lender's "Revolving Commitment" on the signature pages hereto or in an Assignment and Transfer Agreement.

Revolving Line of Credit shall mean the aggregate commitment of the Lenders to make Revolving Loans and advances pursuant to Section 3 of this Financing Agreement and issue Letters of Credit Guaranties pursuant to Section 5 hereof to the Company, in the aggregate amount of $32,500,000.

Revolving Loan Account shall mean the account on the Agent's books, in the Company's name, in which the Company will be charged with all Obligations under this Financing Agreement.

Revolving Loans shall mean the loans and advances made, from time to time, to or for the account of the Company by the Agent, on behalf of the Lenders, pursuant to Section 3 of this Financing Agreement.

Sales Report is defined in Section 6.4.

Seller   Subordinated   Notes  shall  mean  the  Company's  eight  percent  (8%)
subordinated notes due November 19, 2001.

Settlement Date shall mean the date, weekly, and more frequently, at the discretion of the Agent, upon the occurrence of an Event of Default or a continuing decline or increase of the Revolving Loans that the Agent and the Lenders shall settle amongst themselves so that (a) the Agent shall not have, as the Agent, any money at risk and (b) on such Settlement Date the Lenders shall have a pro rata amount of all outstanding Revolving Loans and Letters of Credit, provided that each Settlement Date for a Lender shall be a Business Day on which such Lender and its bank are open for business.

Senior Subordinated Notes shall mean the Company's 10-3/8% senior subordinated notes due August 1, 2007 issued under that certain Indenture dated as of August 1, 1997 by and among the Company, Holding, and Norwest Bank, Minnesota, N.A., as Trustee.

Subordinated Debt shall mean (i) the Senior Subordinated Notes, (ii) the Seller Subordinated Notes, (iii) the Holding Junior Subordinated Notes, and (iv) any other debt due a Subordinating Creditor (and the note(s) evidencing such) which has been subordinated, by a Subordination Agreement, to the prior payment and satisfaction of the Obligations of the Company to the Agent and the Lenders (in form and substance satisfactory to the Agent and/or the Required Lenders).

Subordinating Creditor shall mean (i) the holders of the Senior Subordinated Notes, (ii) the holders of the Seller Subordinated Notes, (iii) the holders of the Holding Junior Subordinated Notes, and (iv) any other party hereafter executing a Subordination Agreement.

Subordination Agreement shall mean the agreement (in form and substance satisfactory to the Agent) among the applicable Restricted Person, a Subordinating Creditor and the Agent, pursuant to which any Subordinated Debt of the type described in clause (iv) of the definition thereof is subordinated to the prior payment and satisfaction of such Restricted Person's Obligations to the Agent and the Lenders (in form and substance satisfactory to the Agent).

Surplus Cash shall mean for any Fiscal Year (a) the sum of (i) EBIT, (ii) depreciation, (iii) other non-cash charges, and (iv) the decrease, if any, in Working Capital as of the last day of such Fiscal Year from that as of the last day of the previous Fiscal Year, in each case for the Company and its subsidiaries on a consolidated basis, less (b) the sum of (i) all interest obligations paid in cash by the Company and its subsidiaries on a consolidated basis, during such period, (ii) the amount of all principal paid to the Lenders on the Term Loans during such period, (iii) Capital Expenditures actually paid for by the Company and its subsidiaries, on a consolidated basis, during such period, (iv) all federal, state, and local income Taxes paid by Restricted Persons during such period, (v) the increase, if any, in Working Capital as of the last day of such Fiscal Year from that as of the last day of the previous Fiscal Year, and (vi) any remaining payments under the consulting agreement dated as of November 19, 1999 as in effect on the date hereof entered into in connection with the acquisition of Landry Services Co., Inc. not to exceed $156,250.

Taxes shall mean all federal, state, municipal, local, and other governmental taxes, levies, charges, claims and assessments which are or may be due by Restricted Persons with respect to its business, operations, Collateral or otherwise.

Term Loans shall mean the term loans in the respective principal amounts of $24,250,000 (herein the "Machinery and Equipment Loan") and $5,750,000 (herein the "Real Estate Loan") made by the Agent on behalf of the Lenders pursuant to, and repayable in accordance with, the provisions of Section 4 of this Financing Agreement.

Total Assets shall mean total assets determined in accordance with GAAP, on a basis consistent with the latest audited consolidated financial statements of the Company.

Total Liabilities shall mean total liabilities determined in accordance with GAAP, on a basis consistent with the latest audited consolidated financial statements of the Company.

Trade Accounts Receivable shall mean that portion of the Grantors' Accounts which arises from the sale of Inventory or the rendition of services in the ordinary course of Grantors' business.

Trademarks shall mean all present and hereafter acquired trademarks, trademark registrations, recordings, applications, tradenames, trade styles, service marks, prints and labels (on which any of the foregoing may appear), licenses, reissues, renewals, and any other intellectual property and trademark rights pertaining to any of the foregoing, together with the goodwill associated therewith, and all cash and non-cash proceeds thereof.

UCC shall mean the Uniform Commercial Code as the same may be amended and in effect from time to time in the State of New York.

Unencumbered Machinery and Equipment means all of the Equipment of the Restricted Persons more specifically described and set forth on pages 11 through 227 of the appraisal dated August 30, 2001 by Rosen Systems, Inc., a true and complete copy of which has been delivered to Agent.

Working Capital shall mean, as of the date of determination, the changes in "Operating Assets and Liabilities" as set forth in the Company's most recently delivered audited Consolidated Statement of Cash Flows.

Working Day shall mean any Business Day on which dealings in foreign currencies and exchanges between banks may be transacted.

SECTION 2. Conditions Precedent. The obligation of the Agent and the Lenders to make the initial Loans hereunder is subject to the satisfaction of, extension of or waiver of (in writing) of the following conditions precedent:

     (a) Lien Searches - The Agent shall have received tax, judgment and UCC searches satisfactory to the Agent for all locations presently occupied or used by Grantors.

     (b) Casualty Insurance - Grantors shall have delivered to the Agent evidence satisfactory to the Agent that casualty insurance policies listing the Agent as additional insured, loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Paragraph 7.5 of Section 7 of this Financing Agreement.

     (c) UCC Filings - Any financing statements required to be filed in order to create, in favor of the Agent, on behalf of the Lenders, a first perfected security interest in the Collateral, subject only to the Permitted Encumbrances, shall have been properly filed in each office in each jurisdiction required in order to create in favor of the Agent for the benefit of the Lenders a perfected Lien on the Collateral. The Agent shall have received acknowledgment copies of all such filings (or, in lieu thereof, the Agent shall have received other evidence satisfactory to the Agent that all such filings have been made) and the Agent shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

     (d) Board Resolution - The Agent shall have received a copy of the resolutions of the Board of Directors of each of the Company and the Guarantors (as the case may be) authorizing the execution, delivery and performance of (i) this Financing Agreement, (ii) the Guaranties, and (iii) any related agreements, in each case certified by the Secretary or Assistant Secretary of the Company and the Guarantors (as the case may be) as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Company and the Guarantors (as the case may be) as to the incumbency and signature of the officers of the Company and/or the Guarantors executing such Loan Documents and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

     (e) Corporate Organization - The Agent shall have received (i) a copy of the Certificate of Incorporation of the Company and the Guarantors certified by the Secretary of State of the state of its incorporation, and (ii) a copy of the By-Laws of the Company certified by the Secretary or Assistant Secretary thereof, all as amended through the date hereof.

     (f) Officer's Certificate - The Agent shall have received an executed Officer's Certificate of the Company, satisfactory in form and substance to the Agent, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the Closing Date;
(ii) each Restricted Person is in compliance with all of the terms and provisions set forth herein; and (iii) no Default or Event of Default has occurred

     (g) Opinions - Counsel for the Company and the Guarantors shall have delivered to the Agent on behalf of the Lenders opinions satisfactory to the Agent opining, inter alia, that, subject to the (i) filing, priority and remedies provisions of the Uniform Commercial Code, (ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, (iii) the equity powers of a court of law and (iv) such other matters as may be agreed upon with the
Agent: this Financing Agreement, the Guaranty and all other Loan Documents of the Company and the Guarantors are (A) valid, binding and enforceable according to their terms, (B) are duly authorized, executed and delivered, (C) do not violate any terms, provisions, representations or covenants in the charter or by-laws of the Company or the Guarantors or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement, indenture or other material contract to which the Company or the Guarantors are signatories or by which the Company or the Guarantors or their assets are bound, (D) are "Senior Debt" for purposes of the Senior Subordinated Notes and the Seller Subordinated Notes and "Superior Debt" for purposes of the Holding Junior Subordinated Notes, and (E) such other matters as may be required by counsel to Agent.

     (h) Absence of Default - No Default or Event of Default shall have occurred and no material adverse change shall have occurred in the financial condition, business, prospects, profits, operations or assets of any Restricted Person or its subsidiaries.

     (i) Legal Restraints/Litigation - As of the Closing Date, there shall be no: (x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against any Restricted Person or its assets, by any agency, division or department of any county, city, state or federal government arising out of this Financing Agreement; (y) injunction, writ or restraining order restraining or prohibiting the financing arrangements contemplated under this Financing Agreement; or (z) suit, action, investigation or proceeding (judicial or administrative) pending against any

Restricted Person or its assets, which, if adversely determined, could have a material adverse effect on the business, operation, assets, financial condition or Collateral of any Restricted Person.

     (j) Guaranties - The Guarantors shall have executed and delivered to the Agent guaranties, in form acceptable to the Agent, guaranteeing all present and future Obligations of the Company.

     (k) Cash Budget Projections - The Agent shall have received, reviewed and been satisfied with a twelve (12) month cash budget projection prepared by the Company in a form acceptable to the Agent.

     (l) Pledge Agreement - Each of Holding and the Company shall (i) execute and deliver to the Agent, on behalf of the Lenders, a pledge and security agreement pledging to the Agent, on behalf of the Lenders, as additional collateral for the Obligations not less than 100% of the stock of all subsidiaries of such Person and, (ii) deliver to the Agent, on behalf of the Lenders, the stock certificates evidencing such stock together with duly executed stock powers (undated and in-blank) with respect thereto, all in form and substance satisfactory to Agent.

     (m) Additional Documents - Restricted Persons shall have executed and delivered to the Agent all Loan Documents necessary to consummate the lending arrangement contemplated between the Company, the Agent and the Lenders.

     (n) Disbursement Authorization - The Company shall have delivered to the Agent all information necessary for the Agent and the Lenders to issue wire transfer instructions on behalf of the Company for the initial and subsequent Loans and/or advances to be made under this Financing Agreement including, but not limited to, disbursement authorizations in form acceptable to the Agent.

     (o) Examination & Verification - The Agent and each of the Lenders shall have completed, to their respective satisfaction, an examination and verification of the Accounts, Inventory, financial statements, books and records of the Restricted Persons which examination shall indicate that, after giving effect to all Revolving Loans, advances and extensions of credit to be made at closing, the Company shall have an opening Availability of at least $10,000,000, as evidenced by a Borrowing Base certificate delivered by the Company to the Agent, acceptable to the Agent in Agent's sole discretion, prepared on a pro forma basis after giving effect to all Loans, advances, and extensions of credit to be made on the Closing Date and based on the financial information set forth in the most recent month end Consolidated Balance Sheet available on the Closing Date. It is understood that such requirement contemplates that all debts and obligations are current, and that all payables are being handled in the normal course of the Company's business and consistent with its past practice.

     (p) Existing Revolving Credit Agreement and other Loan Agreement - The Company's existing credit agreements with Bank of America, N.A. and Bank One, N.A. (collectively, the "Existing Lenders") shall be: (i) terminated; (ii) all loans and obligations of the Company and/or the Guarantors thereunder shall be paid or satisfied in full, including through utilization of the proceeds of the initial Revolving Loans and Term Loans to be made under this Financing Agreement; and (iii) all Liens or security interests in favor of the Existing Lenders on the Collateral and otherwise in connection therewith shall be either assigned to Agent for the benefit of the Lenders or terminated and/or released upon such payment.

     (q) Mortgages/Deeds of Trust - The Company shall have executed and delivered to the Agent, an agent of the Agent or to a title insurance company acceptable to the Agent, such mortgages and/or deeds of trust as the Agent on behalf of the Lenders may reasonably require to obtain first Liens on the Real Estate.

     (r) Title Insurance Policies - The Agent shall have received, in respect of the mortgage or deed of trust to be delivered on the Closing Date, a mortgagee's title policy or marked-up unconditional binder for such insurance with respect to the Company's property located at 900 Georgia Avenue in Deer Park, Texas. Such policy shall (i) be in an amount satisfactory to the Agent; (ii) insure that the mortgage or deed of trust insured thereby creates a valid first Lien on the Company's property located at 900 Georgia Avenue in Deer Park, Texas covered by such mortgage or deed of trust, free and clear of all defects and encumbrances except those acceptable to the Agent; (iii) name the Agent on behalf of the Lenders as the insured thereunder; and (iv) contain such endorsements and effective coverage as the Agent may reasonably request, including, without limitation, the revolving line of credit endorsement. The Agent shall also have received evidence that all premiums in respect of such policy have been paid and that all charges for mortgage recording taxes, if any, shall have been paid.

     (s) Surveys - The Agent and the title insurance company issuing the policy referred to in the immediately preceding paragraph (each, a "Title Insurance Company") shall have received maps or plats of a perimeter or boundary of the Company's property located at 900 Georgia Avenue in Deer Park, Texas covered by the mortgage or deed of trust, dated a date satisfactory to the Agent and the relevant Title Insurance Company prepared by an independent professional licensed land surveyor satisfactory to the Agent and the relevant Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping; and, without limiting the generality of the foregoing, there shall be surveyed and shown on the maps or plats or surveys the following: (i) the locations on such site of all the buildings, structures and other improvements and the established building setback lines insofar as the foregoing affect the perimeter or boundary of such property; (ii) the lines of streets abutting the site and width thereof;
(iii) all access and other easements appurtenant to the site or necessary or desirable to use the site; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the site or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building, structures and improvements on the site; and (vi) if the site is designated as being on a filed map, a legend relating the survey to said map. Further, the survey shall (x) be certified to the Agent and the Title Insurance Company and (y) contain a legend reciting as to whether or not the site is located in a flood zone.

     (t) Appraisals - The Agent shall have received appraisals, satisfactory to the Agent in its sole discretion, on the Unencumbered Machinery and Equipment and the Real Estate owned by the Company located at 900 Georgia Avenue in Deer Park, Texas (the "Closing Appraisals").

     (u) Environmental Report - The Agent shall have received environmental audit reports on (i) all of the Company's property located at 900 Georgia Avenue in Deer Park, Texas, and (ii) the Company's waste disposal practices. The reports must (x) be satisfactory to the Agent and (y) not disclose or indicate any material liability (real or potential) stemming from the Company's premises, its operations, its waste disposal practices or waste disposal sites used by Company.

     (v) Schedules - In addition to the other information requested under this Agreement to be disclosed in Schedule 1 hereto, Restricted Persons shall provide the Agent with the following additional information to be set forth in Schedule 1 hereto: (a) any of Restricted Person's (i) Trademarks, (ii) Patents, and (iii) Copyrights, as applicable and all in such detail as to provide appropriate recording information with respect thereto, (b) any tradenames, and (c) monthly rental payments for any leased premises or any other premises where any Collateral may be stored or processed, all of the foregoing in form and substance satisfactory to the Agent.

     (w) The Agent Commitment Letter - The Company shall have fully complied, to the reasonable satisfaction of the Agent, with all of the terms and conditions of the Agent Commitment Letter.

     (x) Bank of America Landlord Waivers - A copy of each of the Landlord Waivers and Consents which have been executed and delivered to Bank of America, N.A. and assigned to the Agent on behalf of itself and each other Lender.

Upon the execution of this Financing Agreement and the initial disbursement of Loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as otherwise set forth hereinabove or as the Company and the Agent shall otherwise agree in writing.

     2.2 Conditions to Each Extension of Credit

     Subject to the terms of this Financing Agreement, including without limitation the Agent's rights pursuant to paragraph 10.2 of Section 10 hereof, the agreement of the Agent on behalf of the Lenders to make any extension of credit requested to be made by it to the Company on any date (including without limitation, the initial extension of credit) is subject to the satisfaction of the following conditions precedent:

     (a) Representations and Warranties - Each of the representations and warranties made by Restricted Persons in or pursuant to this Financing Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date.

     (b) No Default - No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

     (c) Borrowing Base - Except as may be otherwise agreed to from time to time by the Agent and the Company in writing, after giving effect to the extension of credit requested to be made by the Company on such date, the aggregate outstanding balance of the Revolving Loans and outstanding Letters of Credit owing by the Company will not exceed the lesser of (i) the Revolving Line of Credit or (ii) the Borrowing Base as set forth in the most recent Borrowing Base certificate delivered or which should have been delivered to the Agent pursuant to Section 7.8(c).

Each borrowing by the Company hereunder shall constitute a representation and warranty by the Company as of the date of such Loan or advance that each of the representations, warranties and covenants contained in the Financing Agreement have been satisfied and are true and correct, except as the Company and the Agent and/or the Required Lenders shall otherwise agree herein or in a separate writing.

SECTION 3.     Revolving Loans

     3.1 (a) The Agent and the Lenders severally agree, subject to the terms and conditions of this Financing Agreement, from time to time (but subject to the Agent's and the Lenders' right to make "Overadvances"), to make loans and advances to the Company on a revolving basis (i.e. subject to the limitations set forth herein, the Company may borrow, repay and re-borrow Revolving Loans) in accordance with each Lender's Revolving Commitment. Such requests for Revolving Loans and advances shall be in amounts not to exceed the lesser of (a) the Availability or (b) the Revolving Line of Credit. All requests for Revolving Loans and advances must be received by an officer of the Agent no later than (i) 1:00 p.m., New York time, of the Business Day on which any such Chase Bank Rate Loans and advances are required or (ii) three Business Days prior to any requested LIBOR Loan. Should the Agent for any reason honor requests for Overadvances, any such Overadvances shall be made in the Agent's sole discretion and subject to any additional terms the Agent and/or the Required Lenders deem necessary.

     (b) (i) Whenever the Company requests the Agent, on behalf of the Lenders, to make a Revolving Loan pursuant to this Section 3, it shall give the Agent notice in writing or irrevocable telephonic notice confirmed promptly in writing, specifying (A) the amount to be borrowed, and (B) the requested borrowing date (which shall be a business day and shall be prior to: the applicable Anniversary Date, and if applicable, any Early Termination Date, or prior to any effective termination date of this Financing Agreement, all as further set forth herein), and (C) specify whether the requested Revolving Loan shall bear interest at the Chase Bank Rate or at an interest rate based on LIBOR, as further set forth herein. All requests for Revolving Loans and advances must be received by an officer of the Agent no later than 1:00 P.M. New York time on any borrowing date. The procedure for Revolving Loans to be made on a requested borrowing date may be such other procedure as is mutually satisfactory to the Company, the Agent and/or the Lenders. Subject to the provisions of Section 3.4, the Agent shall make Revolving Loans and advances to an account designated by the Company and acceptable to the Agent.

     (ii) Subject to paragraph 14.10 hereof, should the Agent, on behalf of the Lenders, for any reason honor requests for Overadvances, such Overadvance shall be made in the Agent's sole discretion, subject to any additional terms the Agent and/or the Required Lenders deem necessary.

Requests for Revolving Loans and advances shall be made solely by the Company and shall be directed solely to the Agent.

     (c) The Agent shall on any Settlement Date, and upon notice given by the Agent no later than 2:00 P.M. New York time, request each Lender to make, and each Lender hereby agrees to make, a Revolving Loan in an amount equal to such Lender's Revolving Credit Commitment percentage (calculated with respect to the aggregate Revolving Credit Commitments then outstanding) of the aggregate amount of the Revolving Loans made by the Agent from the preceding Settlement Date to the date of such notice. Each Lender's obligation to make the Revolving Loans referred to in subsection (a) and to make the settlements pursuant to this subsection (c) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any set-off, counterclaim, recoupment, defense or other right which any such Lender or the Company may have against the Agent, the Company, any other Restricted Person, any Lender or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of any Restricted Person; (iv) any breach of this Financing Agreement or any other loan document by any Restricted Person or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Without limiting the liability and obligation of each Lender to make such advances, the Company authorizes the Agent to charge the Company's Revolving Loan Account with the Agent to the extent amounts received from the Lenders are not sufficient to repay in full the amount of any such deficiency.

     (d) The Company's Revolving Loan Obligations hereunder shall be evidenced by the Promissory Note in the form of Exhibit C attached hereto.

     3.2 In furtherance of the continuing assignment and security interest in Grantors' Accounts and Inventory, each Grantor will, with respect to the creation of Accounts and purchase or acquisition of Inventory, execute and deliver to the Agent in such form and manner as the Agent may reasonably require, solely for the Agent's convenience in maintaining records of Collateral, such confirmatory schedules of Accounts and Inventory as the Agent may reasonably request, including, without limitation, weekly schedules of Accounts and monthly schedules of Inventory, all in form and substance satisfactory to the Agent, and such other appropriate reports designating, identifying and describing the Accounts and Inventory as the Agent may reasonably request, and provided further that the Agent may request any such information more frequently, from time to time, upon its reasonable prior request. In addition, upon the Agent's request and subject to any confidentiality provisions or other restrictions on disclosure under licensing or other agreements and applicable law, each Grantor shall provide the Agent with copies of agreements with, or purchase orders from, each Grantor's customers, and copies of invoices to customers, proof of shipment or delivery, access to its computers, computer data, electronic media and software programs associated therewith (including any electronic records, contracts and signatures) and such other documentation and information relating to said Accounts and other Collateral as the Agent may reasonably require. Failure to provide the Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. Each Grantor hereby authorizes the Agent to regard such Grantor's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of such Grantor's authorized officers or agents.

     3.3 Each Grantor hereby represents and warrants that: each Trade Account Receivable is based on an actual and bona fide sale and delivery of Inventory or rendition of services to its customers, made by such Grantor in the ordinary course of its business; the Trade Accounts Receivable created, are the exclusive property of such Grantor and are not and shall not be subject to any Lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Trade Accounts Receivable are in the name of such Grantor; and the customers of such Grantor have accepted the Inventory or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without material dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business with respect to which such Grantor has complied with the notification requirements of Paragraph
3.5 of this Section 3. Each Grantor confirms to the Agent that any and all Taxes or fees relating to its business, its sales, the Accounts or Inventory relating thereto, are its sole responsibility and that same will be paid by such Grantor when due, subject to Paragraph 7.6 of Section 7 of this Financing Agreement, and that none of said Taxes or fees represent a Lien on or claim against the Accounts. Each Grantor hereby further represents and warrants that it shall not acquire any Inventory on a consignment basis, nor co-mingle its Inventory with any of its customers or any other Person, including pursuant to any bill and hold sale or otherwise, and that its Inventory is marketable to its customers in the ordinary course of business of such Grantor, except as it may otherwise report in writing to the Agent pursuant to Paragraph 3.5 hereof from time to time. Each Grantor also warrants and represents that it is a duly and validly existing corporation and is qualified in all states where the failure to so qualify would have an adverse effect on the business of such Grantor or the ability of such Grantor to enforce collection of Accounts due from customers residing in that state. Each Grantor agrees to maintain such books and records regarding Accounts and Inventory as the Agent may reasonably require and agrees that the books and records of such Grantor will reflect the Agent's interest in the Accounts and Inventory. All of the books and records of each Grantor will be available to the Agent at normal business hours, including any records handled or maintained for such Grantor by any other company or entity.

     3.4 (a) Until the Agent has advised the Company to the contrary after the occurrence of an Event of Default, each Grantor, at its expense, will enforce, collect and receive all amounts owing on the Accounts in the ordinary course of its business and any proceeds it so receives shall be subject to the terms hereof, and held on behalf of and in trust for the Agent on behalf of the Lenders. Such privilege shall terminate at the election of the Agent, upon the occurrence of an Event of Default, until such Event of Default is waived in writing by the Required Lenders or cured to the Required Lenders' satisfaction. Any checks, cash, credit card sales and receipts, notes or other instruments or property received by any Grantor with respect to any Collateral, including Accounts, shall be held by such Grantor in trust for the Agent, on behalf of the Lenders, separate from such Grantor's own property and funds, and promptly turned over to the Agent with proper assignments or endorsements by deposit to the Lockbox Accounts. Each Grantor shall: (i) indicate on all of its invoices that funds should be delivered to and deposited in a Lockbox Account; (ii) direct all of its account debtors and other Persons to deposit any and all proceeds of Collateral into a Lockbox Account; (iii) irrevocably authorize and direct any banks which maintain such Grantor's initial receipt of cash, checks and other items to promptly wire transfer all available funds to a Lockbox Account; and (iv) advise all such banks of the Agent's security interest in such funds. Each Grantor shall provide the Agent with prior written notice of any and all deposit accounts opened or to be opened subsequent to the Closing Date.

     (b) Restricted Persons shall establish and maintain at their expense with banks acceptable to the Agent deposit accounts (the "Lockbox Accounts"), styled with names acceptable to the Agent to indicate the interests therein of the Agent and the Lenders, and subject to such changes of depositories as the Agent may, in its sole discretion, approve in advance. Restricted Persons shall ensure that all collections and/or payments in respect of Accounts or other Collateral and all other proceeds whatsoever of or from any Collateral are paid directly from the relevant account debtors, purchasers, or other Persons, as applicable, into the Lockbox Accounts or otherwise, immediately deposited into a Lockbox Account, in each case in accordance with procedures and arrangements acceptable to the Agent and subject only to such changes as may be approved in advance by the Agent. Restricted Persons shall also ensure that all collections, payments, proceeds and/or funds deposited and/or paid into the Lockbox Accounts are transferred directly or indirectly (in accordance with the aforementioned procedures and arrangements), on each Business Day, in immediately available funds, into a deposit account maintained by the Agent at a commercial bank selected by the Agent in its sole discretion and communicated to the Restricted Persons (the "Concentration Account"). Restricted Persons acknowledge that they waive and shall have no right to object to or seek to delay any such transfer or to cause any other application of any such collections, payments, proceeds and/or funds.

     (c) Prior to the initial funding hereunder, Restricted Persons shall cause the banks at which the Lockbox Accounts are maintained to enter into Lockbox Agreements providing for these daily transfers, acknowledging that the items paid into, received or deposited in the Lockbox Accounts maintained with them are subject to the Lien of the Agent, for the benefit of the Agent and the Lenders, that such bank has no Lien upon or right of setoff against any Lockbox Account maintained with it or any of the items received for deposit therein or the funds deposited from time to time therein, and that, upon the request of the Agent, such bank will wire or otherwise transfer, in immediately available funds, on each Business Day, all collections, payments, proceeds and/or funds paid into, received or deposited in all Lockbox Accounts maintained with it to the Concentration Account.

     (d) Restricted Persons acknowledge that the Agent at all times will maintain the Concentration Account in its own name and that the Concentration Account and the Lockbox Accounts will be subject to the sole dominion and control of the Agent pursuant to this Agreement and the Lockbox Agreements, and Restricted Persons, agree that Restricted Persons shall at no time have any right to make any withdrawal from or give any instructions to the depositary with respect to the Lockbox Accounts or the Concentration Account.

     (e) Except as provided in Section 6.4, at all times when no amounts are outstanding under the Revolving Line of Credit and no Default or Event of Default is continuing, the Agent shall automatically cause the funds transferred to the Concentration Account pursuant to this Section and the Lockbox Agreements to be released as promptly as practicable to Restricted Persons, to such account as may be designated by notice from the Company to the Agent. At all times when any Revolving Loans are outstanding hereunder, the Agent shall apply, on a daily basis, all funds transferred into the Concentration Account pursuant to this section and the Lockbox Agreements, first, to reduce the outstanding principal amount of all Revolving Loans until all outstanding Revolving Loans have been paid in full, and second, to satisfy the Restricted Persons' other Obligations then due and payable under this Agreement and, third, provided no Default or Event of Default then exists, any remaining amounts will be delivered to the Company by wire transfer to an account designated by the Company. Notwithstanding anything to the contrary contained herein, when a Default or Event of Default exists and is continuing, for so long as any of the Obligations then due and payable are outstanding, any remaining funds shall continue to be held by the Agent as security for the Obligations pursuant to the terms hereof and the other Loan Documents. To the extent that any collections and/or payments with respect to Accounts or other Collateral or any other proceeds whatsoever of or from any Collateral are not sent directly to the appropriate Lockbox Account but are received by any Restricted Person, such collections, payments and/or proceeds shall be held in trust for the benefit of the Agent and the Lenders and immediately remitted by the Restricted Person who received the relevant funds, in the form received, to the appropriate Lockbox Account for transfer to the Concentration Account. Each Restricted Person acknowledges and agrees that its compliance with the terms of this section is essential.

     (f) All amounts received by the Agent in payment of Accounts, proceeds of Collateral or otherwise under this Section 3.4 will be credited to the Revolving Loan Account when the Agent is advised by its bank of its receipt of "collected funds" at the Agent's bank account in New York, New York on the Business Day of such advise if advised not later than 1:00 p.m. EST or on the next succeeding Business Day if so advised after 1:00 p.m. EST. However, the Revolving Loan Account will be charged monthly with the cost of one (1) additional Business Day on all such payments, collections, and proceeds at the interest rate plus the Applicable Margin applicable to Revolving Loans that are Chase Bank Rate Loans. No checks, drafts, or other instrument received by Agent shall constitute final payment to the Agent and/or the Lenders unless and until such instruments have actually been collected. Except as otherwise expressly provided in this Agreement, the Agent shall, for value at the time specified above in this provision, apply the funds credited to the Concentration Account, first, to any expenses, indemnification's or fees owing pursuant to this Agreement or any other Loan Document, second, to interest on the Loans being repaid and, third, to reduce the outstanding balance of the Loans being repaid.

Notwithstanding anything to the contrary contained herein, the provisions of Sections 3.3 and 3.4 shall not apply to Trade Accounts Receivable or other funds payable to Grantors generated by Grantors' operations in the ordinary course of business in Singapore.

     3.5 Grantors agree to notify the Agent: (a) of any matters materially affecting the value, enforceability or collectibility of any Account and of all material customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods with respect thereto, in its weekly collateral reports provided to the Agent hereunder, in such detail and format as the Agent may reasonably require from time to time and
(b) promptly of any such matters which are material, as a whole, to the Accounts. Grantors agree to issue credit memoranda promptly (with duplicates to the Agent upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances. Upon the occurrence of an Event of Default (which is not waived in writing by the Required Lenders) and on notice from the Agent, Grantors agree that all returned, reclaimed or repossessed merchandise or goods shall be set aside by Grantors, marked with the Agent's name (as secured party) and held by Grantors for the Agent's account.

     3.6 The Agent shall maintain a Revolving Loan Account on its books in which the Company will be charged with all Loans and advances made by the Agent to it or for its account, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which the Agent may incur in connection with the exercise by or for the Agent of any of the rights or powers herein conferred upon the Agent, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of the Agent in connection with this Financing Agreement, the other Loan Documents or the Collateral assigned hereunder, or any Obligations owing by Restricted Persons. The Company will be credited with all amounts received by the Agent and/or the Lenders from the Company or from others for the Company's account, including, as above set forth, all amounts received by the Agent in payment of Accounts, and such amounts will be applied to payment of the Obligations as set forth herein. In no event shall prior recourse to any Accounts or other security granted to or by Restricted Persons be a prerequisite to the Agent's right to demand payment of any Obligation. Further, it is understood that the Agent and/or the Lenders shall have no obligation whatsoever to perform in any respect any Restricted Person's contracts or obligations relating to the Accounts.

     3.7 After the end of each month, the Agent shall promptly send the Company a statement showing the accounting for the charges, Loans, advances and other transactions occurring between the Agent and the Company during that month. The monthly statements shall be deemed correct and binding upon the Company and shall constitute an account stated between the Company and the Agent unless the Agent receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

     3.8 In the event that any requested  advance  exceeds  Availability or that
(a) the sum of (i) the outstanding balance of Revolving Loans and (ii) outstanding balance of Letters of Credit exceeds (b)(x) the Borrowing Base or
(y) the Revolving Line of Credit, any such nonconsensual Overadvance shall be due and payable to the Agent on behalf of the Lenders immediately upon the Agent's demand therefor.

     3.9 (a) In order to utilize the collective borrowing powers of Restricted Persons in the most efficient and economical manner, and in order to facilitate the handling of the accounts of Restricted Persons on Agent's books, Restricted Persons have requested, and the Agent has agreed to handle accounts of Restricted Persons on the Agent's books on a combined basis, all in accordance with the following provisions: (i) In lieu of maintaining separate accounts on the Agent's books in the name of each of the Restricted Persons, the Agent shall maintain (A) one account under the name of the Company (the "Revolving Obligations Account"), (B) one other account under the name of the Company (the "Real Estate Obligations Account"), and (C) one other account under the name of the Company (the "M&E Obligations Account"), together with the Revolving Obligations Account and the Real Estate Obligations Account, the "Obligation Accounts"). Credit extensions made by the

Lenders to any of the Restricted Persons will be charged to the applicable Obligation Account, along with any and all fees, charges, expenses, indemnities or any other monies due under any Loan Document. The applicable Obligation Account will be credited with all amounts received by the Agent from any of the Restricted Persons or from others for their account, including all amounts received by the Agent in payment of the applicable Obligations. (ii) Each month the Agent will render to the Restricted Persons one extract of each Obligation Account, which shall be deemed to be an account stated as to each of the Restricted Persons and which will be deemed correct and accepted by all of the Restricted Persons unless the Agent receives a written statement of exceptions from them within 30 days after such extract has been rendered by the Agent. Each of the Restricted Persons agrees that the Agent, and the Lenders as applicable, shall have no obligation to account separately to any of the Restricted Persons.
(iii) Requests for Loans may be made by the Company as agent for the Restricted Persons and the Agent is hereby authorized and directed to accept, honor and rely on such instructions and requests, subject to the limitation and provisions set forth in this Agreement. Each of the Restricted Persons agrees that the Agent shall have no responsibility to inquire into the correctness of the apportionment, allocation or disposition of (A) any credit extensions made to any of the Restricted Persons or (B) any of the Agent's or Lender's expenses and charges relating thereto. All credit extensions are made for the applicable Obligation Account. (iv) It is understood that the handling of the accounts of the Restricted Persons in a combined fashion is done solely as an accommodation to the Restricted Persons and at their request, and that the Agent shall incur no liability to the Restricted Persons as a result hereof. (v) The foregoing request was made because the Restricted Persons are engaged in an integrated operation that requires financing on a basis permitting the availability of credit from time to time to each of the Restricted Persons as required for the continued successful operation of each of the Restricted Persons. Each of the Restricted Persons expects to derive benefit, directly or indirectly, from such availability since the successful operation of each of the Restricted Persons is dependent on the continued successful performance of the functions of the integrated group.

     (b) Each of the Restricted Persons hereby authorizes the Agent to charge the applicable Obligation Account with the amount of any and all fees and/or expenses due hereunder as such Restricted Person's fees and/or expenses become due. Each of the Restricted Persons confirms that any charges which the Agent may so make to such Obligation Account will be made as an accommodation to the Restricted Persons and solely at the Agent's discretion.

     (c) Without limiting any other rights or remedies of the Agent or any of the Lenders under any Loan Document, all Loans hereunder and Letters of Credit otherwise available to the Company shall be subject to the Agent's continuing right, in its sole discretion, to establish an Availability Reserve.

     (d) Each Restricted Person hereby authorizes the Agent to charge the Obligation Accounts with the amount of any and all payments due under this Agreement as such payments become due. Each Restricted Person hereby confirms that any charges which the Agent may so make to the Obligation Accounts as herein provided may be made by the Agent whether or not a Default or Event of Default has occurred and without compliance with any of the other conditions precedent set forth herein and will be made as an accommodation to the Restricted Persons and solely at the Agent's discretion.

     3.10 If at any time the sum of (i) the outstanding principal amount of, and accrued and unpaid interest on, the Revolving Loans plus (ii) the maximum amounts which the Issuing Bank might then or thereafter be called upon to advance under all Letters of Credit then outstanding (including but not limited to the Existing Letters of Credit) plus (iii) all amounts paid by the Issuing Bank on drafts or demands for payment drawn or made under or purported to be made under any Letter of Credit (including but not limited to Existing Letters of Credit) and all other amounts due and owing to Issuing Bank or Agent under any Letter of Credit Guaranty to the extent unpaid is in excess of the Borrowing Base (such excess being herein called a "Borrowing Base Deficiency"), the Company shall immediately make a payment on the Revolving Loans in an aggregate amount at least equal to such Borrowing Base Deficiency.

SECTION 4.     Term Loans

     MACHINERY AND EQUIPMENT LOAN

     4.1 The Company hereby agrees to execute and deliver to the Agent, on behalf of the Lenders, the Machinery and Equipment Note, to evidence the Machinery and Equipment Loan to be extended by the Lenders.

     4.2 Upon receipt of such Machinery and Equipment Note, the Lenders hereby agree to extend to the Company the Machinery and Equipment Loan on the Closing Date as a one-time advance. The original principal amount of the Machinery and Equipment Loan shall be equal to $24,250,000.

     4.3 The principal amount of the Machinery and Equipment Loan shall be repaid to the Agent, on behalf of the Lenders, by the Company by: (i) twenty-seven (27) equal quarterly principal installments of $866,071 each, followed by (ii) one (1) installment which shall be equal to the remaining outstanding principal balance of the Machinery and Equipment Loan, whereof the first installment shall be due and payable on January 2, 2002 and the subsequent installments shall be due and payable on the first Business Day of each Fiscal Quarter thereafter until paid in full.

     REAL ESTATE LOAN

     4.4 The Company hereby agrees to execute and deliver to the Agent, on behalf of the Lenders, the Real Estate Note, to evidence the Real Estate Loan to be extended by the Lenders.

     4.5 Upon receipt of such Real Estate Note, the Lenders hereby agree to extend to the Company the Real Estate Loan on the Closing Date as a one-time advance. The original principal amount of the Real Estate Loan shall be equal to $5,750,000.

     4.6 The principal amount of the Real Estate Loan shall be repaid the Agent, on behalf of the Lenders, by the Company by: (i) twenty-seven (27) equal quarterly principal installments $205,357 each, followed by (ii) one (1) installment which shall be equal to the remaining outstanding principal balance of the Real Estate Loan, whereof the first installment shall be due and payable on January 2, 2002 and the subsequent installments shall be due and payable on the first Business Day of each Fiscal Quarter thereafter until paid in full.

     ADDITIONAL PROVISIONS FOR TERM LOANS

     4.7 In the event this Financing Agreement or the Line of Credit is terminated by either the Agent or the Company for any reason whatsoever, the Term Loans shall become due and payable on the effective date of such termination notwithstanding any provision to the contrary in the Promissory Notes or this Financing Agreement.

     4.8 The Company may prepay at any time, at its option, in whole or in part, the Term Loans, provided that on each such prepayment, the Company shall pay all accrued interest on the principal so prepaid to the date of such prepayment.

     4.9 In the event the Company has Surplus Cash in any Fiscal Year beginning with the Fiscal Year ending on December 31, 2002, the Company must make a Mandatory Prepayment of the Machinery and Equipment Loan by an amount equal to twenty-five percent (25%) of said Surplus Cash on or before April 10 of the immediately following Fiscal Year.

     4.10 Each prepayment of either Term Loan (whether voluntary or mandatory) shall be applied to the then last maturing installments of principal of such Term Loan; provided, however, that each prepayment of the Machinery and Equipment Loan made in accordance with Section 4.9 shall be applied to the next principal installment due on the Machinery and Equipment Loan, together with any accrued and unpaid interest then due and payable thereon.

     4.11 The Company hereby authorizes the Agent to charge its Revolving Loan Account with the amount of all obligations owing under this Section 4 as such amounts become due. The Company confirms that any charges which the Agent may so make to its Revolving Loan Account as herein provided will be made as an accommodation to the Company and solely at the Agent's discretion.

SECTION 5.     Letters of Credit

     In order to assist the Company in providing for the continuation of the Existing Letters of Credit and establishing or opening new Letters of Credit with an Issuing Bank, the Company has requested the Agent, on behalf of the Lenders, to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and Existing Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty and to execute the Letter of Credit Indemnity Agreement, thereby lending the Agent's credit to the Company and the Agent has agreed to do so. These arrangements shall be handled by the Agent subject to the terms and conditions set forth below.

     5.1 Within the Revolving Line of Credit and Availability, the Agent on behalf of the Lenders shall assist the Company in obtaining Letter(s) of Credit in an amount not to exceed the outstanding amount of the Letter of Credit Sub-Line. The Agent's assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in the Agent's sole discretion. It is understood that the term, form and purpose of each Letter of Credit and all documentation in connection therewith, and any amendments, modifications or extensions thereof, must be mutually acceptable to the Agent, the Issuing Bank and the Company, provided that Letters of Credit shall not be used for the purchase of domestic Inventory or to secure present or future debt of domestic Inventory suppliers. Any and all outstanding Letters of Credit shall be reserved dollar for dollar from Availability as an Availability Reserve.

     5.2 The Agent shall have the right, without notice to the Company, to charge the Company's Revolving Loan Account with the amount of any and all indebtedness, liability or obligation of any kind incurred by the Agent and/or the Lenders under the Letters of Credit Guaranty at the earlier of (a) payment by the Agent under the Letters of Credit Guaranty; or (b) the occurrence of an Event of Default which has not been waived in writing by the Required Lenders. Any amount charged to Company's Revolving Loan Account shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Paragraph 8.1 of Section 8 of this Financing Agreement.

     5.3 The Company unconditionally indemnifies the Agent and the Lenders and holds the Agent and the Lenders harmless from any and all loss, claim or liability incurred by the Agent arising from any transactions or occurrences relating to Letters of Credit established or opened for the Company's account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any errors, omissions, negligence, misconduct or action taken by any Issuing Bank, WHETHER OR NOT SUCH LOSSES, CLAIMS, OR LIABILITIES ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED BY OR ARISE OUT OF AGENT'S OR ANY LENDER'S OWN NEGLIGENCE, except to the extent such losses, claims, or liabilities are proximately caused by such indemnified party's individual gross negligence or willful misconduct, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by the Agent and/or the Lenders under the Letters of Credit Guaranty. This indemnity shall survive termination of this Financing Agreement. The Company agrees that any charges incurred by the Agent and/or the Lenders for the Company account by the Issuing Bank shall be conclusive on the Agent and may be charged to the Company's Revolving Loan Account.

     5.4 The Agent shall not be responsible for: (a) the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; (b) any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; (c) the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (d) the time, place, manner or order in which shipment is made; (e) partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; (f) any deviation from instructions; (g) delay, default, or fraud by the shipper and/or anyone else in connection with the goods or the shipping thereof; or (h) any breach of contract between the shipper or vendors and the Company.

     5.5 The Company agrees that any action taken by the Agent and/or the Lenders, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the Letter of Credit Guarantees, the drafts or acceptances, or the Collateral, shall be binding on the Company and shall not result in any liability whatsoever of CIT to the Company. In furtherance thereof, the Agent shall have the full right and authority to: (a) clear and resolve any questions of non-compliance of documents; (b) give any instructions as to acceptance or rejection of any documents or goods; (c) execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; (d) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and (e) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in the Agent's sole name. The Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from the Agent, all without any notice to or any consent from the Company. Notwithstanding any prior course of conduct or dealing with respect to the foregoing including amendments and non-compliance with documents and/or the Company's instructions with respect thereto, the Agent may exercise its rights hereunder in its sole and reasonable judgement. In addition, without the Agent's express consent and endorsement in writing, the Company agrees: (a) not to execute or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (b) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by the Agent, not to (i) clear and resolve any questions of non-compliance of documents, or (ii) give any instructions as to acceptances or rejection of any documents or goods.

     5.6 The Company agrees that: (a) any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; (b) all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and complied with in all material respects; and (c) any certificates in that regard that the Agent may at any time request will be promptly furnished. In connection herewith, the Company warrants and represents that all shipments made under any such Letters of Credit are in accordance in all material respects with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. The Company assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign Taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Company's risk, liability and responsibility.

     5.7 Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, the Agent on behalf of the Lenders shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Company to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agent on behalf of the Lenders and apply in all respects to the Agent and shall be in addition to any rights, remedies, duties or obligations contained herein.

SECTION 6.     Collateral

     6.1 As security for the prompt payment in full of all Obligations, each Grantor hereby pledges and grants to the Agent, on behalf of the Lenders, a continuing general Lien upon, and security interest in, all of its:

     (a) Accounts;

     (b) Inventory;

     (c) General Intangibles;

     (d) Documents of Title;

     (e) Other Collateral;

     (f) Equipment; and

     (g) Real Estate.

     6.2 The security interests granted hereunder shall extend and attach to:

     (a) All Collateral which is owned by each Grantor or in which any Grantor has any interest, whether held by any Grantor or others for its account, and, if any Collateral is Equipment, whether any Grantor's interest in such Equipment is as owner, finance lessee or conditional vendee;

     (b) All Equipment, whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, molds, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with, or attached to, the Equipment; and

     (c) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Agent or any Grantor from any Grantor's customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by any Grantor, or to the sale, promotion or shipment thereof.

     6.3 Each Grantor agrees to safeguard, protect and hold all Inventory for the Agent's account and make no disposition thereof except in the ordinary course of its business, or as otherwise herein provided. Each Grantor represents and warrants that Inventory will be sold and shipped by it to its customers only in the ordinary course of its business, and then only on open account and on terms currently being extended by it to its customers, provided that, absent the prior written consent of the Agent, no Grantor shall sell Inventory on a consignment basis nor retain any Lien or security interest in any sold Inventory. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Trade Accounts Receivable, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition after the occurrence and during the continuance of an Event of Default, the Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Each Grantor hereby agrees to immediately forward any and all proceeds of Collateral to the Depository Account, and to hold any such proceeds (including any notes and instruments), in trust for the Agent, on behalf of the Lenders, pending delivery to the Agent. Irrespective of the Agent's perfection status in any and all of the General Intangibles, including, without limitations, any Patents, Trademarks, Copyrights or licenses with respect thereto, each Grantor hereby irrevocably grants the Agent a royalty free license to sell, or otherwise dispose or transfer, in accordance with Paragraph 10.3 of Section 10 of this Financing Agreement, and the applicable terms hereof, of any of the Inventory upon the occurrence of an Event of Default which has not been waived in writing by the Agent.

     6.4 Each Grantor agrees at its own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the Lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. Each Grantor also agrees to safeguard, protect and hold all Equipment in accordance with the terms hereof and subject to the Agent's security interest. Absent the Agent's prior written consent, any sale, exchange or other disposition of any Equipment shall be made by Grantors in the ordinary course of business and as set forth herein. Each Grantor may, in the ordinary course of its business, sell, exchange or otherwise dispose of obsolete or surplus Equipment provided, however, that: (a) the then value of the Equipment so disposed of in any Fiscal Year does not exceed $3,000,000 in the aggregate; and (b) on the date each Sales Report is required to be delivered to the Agent as provided in this Section 6.4, the Company pays to the Agent (by deposit to the Concentration Account) an amount equal to the difference, if any, between (1) the amount of proceeds received by the Grantors for sales, exchanges, or other dispositions of Equipment made during the Fiscal Quarter to which such Sales Report relates and (2) the Notification Amount (as defined below) set forth in such Sales Report, such amount to be applied by the Agent to the then outstanding Obligations in such order as the Agent may elect. So long as no Default or Event of Default then exists and is continuing, the Grantors may retain and use proceeds from such sales, exchanges or other dispositions of Equipment as permitted above. Concurrently with the delivery of each Borrowing Base certificate to be delivered pursuant to Section 7.8 for the months of March, June, September and December of each Fiscal Year, the Company shall deliver to the Agent a written report (each a "Sales Report") setting forth (x) the value of all Equipment of Grantors sold, exchanged, or otherwise disposed of during the preceding fiscal quarter, (y) the amount of the proceeds received by Grantors for such sales, exchanges, or other dispositions and (z) the amount of such proceeds which the Company reasonably expects to use during the next fiscal quarter to replace such Equipment (the "Notification Amount"). Notwithstanding anything to the contrary contained herein, the Company shall pay to the Agent, for application to the then outstanding Obligations in such order as the Agent may elect, all or any portion of the Notification Amount which has not been used to, or committed to be used to, replace Equipment which is permitted to be sold, exchanged, or otherwise disposed of pursuant to this Section 6.4 by the end of the next succeeding fiscal quarter. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Accounts, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition. As to any such sale, exchange or other disposition after the occurrence and during the continuance of a Default or Event of Default, the Agent and the Lenders shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

     6.5 The rights and security interests granted to the Agent and the Lenders hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the Revolving Loan Account may from time to time be temporarily in a credit position, until the final payment in full to the Agent of all Obligations and the termination of this Financing Agreement. Any delay, or omission by the Agent to exercise any right hereunder shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver shall be in writing and signed by the Agent. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

     6.6 Notwithstanding the Agent's security interest in the Collateral and to the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other Person, the Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies the Agent shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the Agent's and/or the Lenders' rights hereunder.

     6.7 Any balances to the credit of any Restricted Person and any other property or assets of Grantors in the possession or control of the Agent and/or the Lenders may be held by the Agent as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The Liens and security interests granted herein, and any other Lien or security interest the Agent and/or the Lenders may have in any other assets of Grantors, shall secure payment and performance of all now existing and future Obligations. The Agent may, in its discretion, charge any or all of the Obligations to the Revolving Loan Account when due.

     6.8 Each Grantor possesses all General Intangibles and rights thereto necessary to conduct its business as conducted as of the Closing Date and each Grantor shall maintain its rights in, and the value of, the foregoing in the ordinary course of its business, including, without limitation, by making timely payment with respect to any applicable licensed rights. Grantors shall deliver to the Agent, and/or shall cause the appropriate party to deliver to the Agent, from time to time such pledge or security agreements with respect to General Intangibles (now or hereafter acquired) of each Grantor and its subsidiaries as the Agent shall require to obtain valid first Liens thereon. In furtherance of the foregoing, the Company shall provide timely notice to the Agent of any additional Patents, Trademarks, tradenames, service marks, Copyrights, brand names, trade names, logos and other trade designations acquired or applied for subsequent to the Closing Date and the Company shall execute such documentation as the Agent may reasonably require to obtain and perfect its Lien thereon. The Company hereby confirms that it shall deliver, or cause to be delivered, any pledged stock issued subsequent to the Closing Date to the Agent in accordance with the applicable terms of the Pledge Agreement and prior to such delivery, shall hold any such stock in trust for the Agent. Each Grantor hereby irrevocably grants to the Agent a royalty-free, non-exclusive license in the General Intangibles, including tradenames, Trademarks, Copyrights, Patents, licenses, and any other proprietary and intellectual property rights and any and all right, title and interest in any of the foregoing, for the sole purpose, upon the occurrence and during the continuance of an Event of Default, of the right to: (i) advertise for sale and sell or transfer any Inventory bearing any of the General Intangibles, and (ii) make, assemble, prepare for sale or complete, or cause others to do so, any applicable raw materials or Inventory bearing any of the General Intangibles, including use of the Equipment and Real Estate for the purpose of completing the manufacture of unfinished goods, raw materials or work-in-process comprising Inventory, and apply the proceeds thereof to the Obligations hereunder, all as further set forth in this Financing Agreement and irrespective of the Agent's Lien and perfection in any General Intangibles. Each Grantor hereby agrees to maintain the Copyrights, Trademarks, and Patents by taking all actions and/or filing all documents necessary to continue the prosecution of, maintain the registration of, and perfect title of the same, except where the failure to do so could not reasonably be expected to have a material adverse effect on the value of the Collateral taken as a whole. Each Grantor further agrees to enforce and protect the intellectual property rights described in the immediately preceding sentence, except where the failure to do so could not reasonably be expected to have a material adverse effect on the value of the Collateral taken as a whole.

     6.9 This Financing Agreement and the obligation of Restricted Persons to perform all of their covenants and obligations hereunder are further secured by mortgage(s), deed(s) of trust or assignment(s) on the Real Estate.

     6.10 The Company shall give to the Agent from time to time such mortgage(s), deed(s) of trust or assignment(s) on the Real Estate or real estate acquired after the date hereof as the Agent shall require to obtain a valid first Lien thereon subject only to those exceptions of title as set forth in future title insurance policies that are satisfactory to the Agent.

     6.11 Each Grantor agrees that all chattel paper created by such Grantor will be marked: "This chattel paper has been assigned to The CIT Group/Business Credit, Inc. Further assignment of this chattel paper violates the rights of The CIT Group/Business Credit, Inc." Each Grantor hereby consents to the filing by Agent of one or more financing statements without the signature of such Grantor where permitted by law describing the Collateral as "all assets" or using words of similar import.

SECTION 7.     Representations, Warranties and Covenants

     7.1 Each Restricted Person hereby warrants,  represents and covenants that:
(a) the fair value of the Total Assets exceeds the book value of the Total Liabilities; (b) each Restricted Person is generally able to pay its debts as they become due and payable; and (c) no Restricted Person has unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances. Each Restricted Person further warrants and represents that: (i) Schedule 1 hereto correctly and completely sets forth each Restricted Person's (A) chief executive office and state of organization, (B) Collateral locations, (C) tradenames, and
(D) all the other information listed on said Schedule; (ii) except for the Permitted Encumbrances, after filing of financing statements in the state of organization of each Grantor, this Financing Agreement creates a valid, perfected and first priority security interest in the Collateral which may be perfected by the filing of a financing statement and the security interests granted herein constitute and shall at all times constitute the first and only Liens on the Collateral; (iii) except for the Permitted Encumbrances, each Grantor is, or will be, at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or Liens in favor of others; (iv) Grantor will, at its expense, forever warrant and, at the Agent's request, defend the same from any and all claims and demands of any other Person other than a holder of a Permitted Encumbrance; (v) no Grantor will grant, create or permit to exist, any Lien upon, or security interest in, the Collateral, or any proceeds thereof, in favor of any other Person other than the holders of the Permitted Encumbrances; and that the Equipment does not comprise a part of the Inventory of any Restricted Person;
(vi) the Equipment is and will only be used by each Grantor in its business and will not be held for sale or lease, or removed from its premises except in the ordinary course of its business, or otherwise disposed of by any Grantor except as otherwise permitted in this Financing Agreement; (vii) no certificate, statement, or other information delivered herewith or heretofore by any Restricted Person or any of its agents to Agent or any Lender in connection with the negotiation of the Loan Documents or in connection with any transaction contemplated thereby contains any untrue statement of a material fact or omits to state any material fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) necessary to make the statements contained therein not misleading as of the date made or deemed made; (viii) all of the Unencumbered Machinery and Equipment is owned by a Grantor (except for Equipment that has been sold or otherwise disposed of as permitted under this Agreement) and is not subject to any Lien (other than a Permitted Encumbrance or a Lien to be released or assigned to the Agent on the Closing Date); (ix) the Obligations constitute
(1) "Superior Debt" under the Holding Junior Subordinated Notes, (2) "Senior Debt" under the Seller Subordinated Notes, and (3) "Senior Debt" under the Senior Subordinated Notes, and (x) both before and after giving effect to any borrowing hereunder, no default or event of default shall exist or be continuing under any document evidencing or governing the Subordinated Debt.

     7.2 Each Restricted Person agrees to maintain books and records pertaining to the Collateral in accordance with GAAP and in such additional detail, form and scope as the Agent shall reasonably require. Each Restricted Person agrees that the Agent or its agents, and any of the Lenders who may wish to accompany the Agent at their own cost or expense, may enter upon any Restricted Person's premises at any time during normal business hours, and from time to time in its reasonable business judgement, for the purpose of inspecting the Collateral and any and all records pertaining thereto. Each Restricted Person agrees to afford the Agent thirty (30) days prior written notice of any change in the jurisdiction of its organization or formation, other than to jurisdictions in which the Agent has filed financing statements and otherwise fully perfected its Liens thereon. Each Grantor is also to advise the Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to the Agent therein.

     7.3 INTENTIONALLY DELETED.

     7.4 Each Restricted Person agrees to comply with the requirements of all state and federal laws in order to grant to the Agent valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. The Agent is hereby authorized by the Company to file (including pursuant to the applicable terms of the UCC) from time to time any financing statements, continuations or amendments covering the Collateral. The Company hereby consents to and ratifies any and all execution and/or filing of financing statements on or prior to the Closing Date by the Agent. The Company agrees to do whatever the Agent may reasonably request, from time to time, by way of: (a) filing notices of Liens, financing statements, amendments, renewals and continuations thereof; (b) cooperating with the Agent's agents and employees;
(c) keeping Collateral records; (d) transferring proceeds of Collateral to the Agent's possession; and (e) performing such further acts as the Agent and/or the Lenders may reasonably require in order to effect the purposes of this Financing Agreement, including but not limited to obtaining control agreements with respect to deposit accounts and/or Investment Property.

     7.5 (a) Each Restricted Person agrees to maintain insurance on its Real Estate, Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to the Agent. All policies covering the Real Estate, Equipment and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, to be made payable to the Agent, on behalf of the Lenders, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as the Agent may require to fully protect the Agent's interest in the Real Estate, Inventory and Equipment and to any payments to be made under such policies. Certificates of insurance for such policies are to be delivered to the Agent, premium prepaid (subject to any premium finance agreements otherwise permitted under this Agreement), with the loss payable endorsement in the Agent's favor, and shall provide for not less than thirty (30) days prior written notice to the Agent of the exercise of any right of cancellation. At any Restricted Person's request, or if any Restricted Person fails to maintain such insurance, the Agent may arrange for such insurance, but at the applicable Restricted Person's expense and without any responsibility on the Agent's part for: (i) obtaining the insurance; (ii) the solvency of the insurance companies; (iii) the adequacy of the coverage; or (iv) the collection of claims. Upon the occurrence of an Event of Default which is not waived in writing by the Required Lenders, the Agent shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, have the sole right, and at its option, in the name of the Agent or the applicable Restricted Person, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

     (b) (i) In the event of any loss or damage by fire or other casualty, insurance proceeds relating to Inventory shall be immediately paid to the Agent and applied by the Agent (a) to reduce the principal and all accrued and unpaid interest outstanding under the Revolving Loans, and (b) if the outstanding principal balance of the Revolving Loans is zero and all interest with respect to the Revolving Loans has been paid, as specified in Section 3.4(e). Upon the occurrence of a Default or

Event of Default, such Insurance Proceeds may be applied to the Obligations in such order as the Agent may elect;

     (ii) In the event any part of any Restricted Person's Real Estate (including any improvements thereon) or Equipment is damaged by fire or other casualty or condemned and the Insurance Proceeds or Condemnation Proceeds for such damage or other casualty or condemnation is greater than or equal to $250,000 per occurrence, the Company shall pay, or cause to be paid, to the Agent all of such Insurance Proceeds or Condemnation Proceeds to be applied by the Agent, (a), to reduce the principal and accrued and unpaid interest outstanding under the Real Estate Loan (if the Insurance Proceeds or Condemnation Proceeds relate to the Real Estate of the Company located at 900 Georgia Avenue in Deer Park, Texas) or to reduce the principal and all accrued and unpaid interest outstanding under the Machinery and Equipment Loan (if the Insurance Proceeds relate to the Equipment of Restricted Persons), as applicable, and (b), if such Insurance Proceeds or Condemnation Proceeds do not relate to the Real Estate of the Company located at 900 Georgia Avenue in Deer Park, Texas or if the Machinery and Equipment Loan has been paid in full, in such order as the Agent may elect. Upon the occurrence of a Default or Event of Default, such Insurance Proceeds or Condemnation Proceeds may be applied to the Obligations in such order as the Agent may elect;

     (iii) Absent the occurrence of an Event of Default (which has not been waived in writing by the Required Lenders), and provided that (x) the applicable Restricted Person has sufficient business interruption insurance to replace the lost profits of any of its facilities, and (y) the Insurance Proceeds or Condemnation Proceeds are less than $250,000 per occurrence, the Company may elect (by delivering written notice to the Agent) to replace, repair or restore such Real Estate (including any improvements thereon) or Equipment to substantially the equivalent condition prior to such fire or other casualty as set forth herein. If the Company does not (within ten (10) Business Days), or cannot, elect in writing to the Agent to use the Insurance Proceeds or Condemnation Proceeds as set forth above, the Agent may, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, apply the Insurance Proceeds or Condemnation Proceeds to the payment of the Obligations in the manner set forth in Section 7.5(b)(ii); and

     (iv) If the Company elects to use the Insurance Proceeds or the Condemnation Proceeds for the repair, replacement or restoration of any Real Estate (including any improvements thereon) and/or Equipment, and there is then no Event of Default, (x) Insurance Proceeds or Condemnation Proceeds for any loss or condemnation less than $250,000 with respect to Equipment and/or Real Estate will be applied to reduce the outstanding balance of the Revolving Loans (and if the outstanding principal balance of the Revolving Loans is zero and all interest with respect to the Revolving Loans has been paid, such proceeds shall be applied as specified in Section 3.4(e)) and (y) the Agent may set up an Availability Reserve for an amount equal to said Insurance Proceeds or
Condemnation Proceeds. The Availability Reserve will be reduced dollar-for-dollar upon receipt of non-cancelable executed purchase orders, delivery receipts or contracts for the replacement, repair or restoration of Equipment and/or the Real Estate and disbursements in connection therewith. Prior to the commencement of any material restoration, repair or replacement of Real Estate, the Company shall provide the Agent with a restoration plan and a total budget certified by an independent third party experienced in construction costing. If there are insufficient Insurance Proceeds or

Condemnation Proceeds to cover the cost of restoration as so determined, the Company shall be responsible for the amount of any such insufficiency, prior to the commencement of restoration and shall demonstrate evidence of such before the reserve will be reduced. Completion of restoration shall be evidenced by a final, unqualified certification of the design architect employed, if any; an unconditional Certificate of Occupancy, if applicable; such other certification as may be required by law; or if none of the above is applicable, a written good faith determination of completion by the Company (herein collectively the "Completion"). Upon Completion, any remaining reserve as established hereunder will be automatically released.

     (c) In the event the Company fails to provide the Agent with timely evidence, acceptable to the Agent, of the maintenance of insurance coverage required pursuant to paragraph 7.5(a) above, the Agent may purchase, at the Company's expense, insurance to protect the Agent's interests in the Collateral. The insurance acquired by the Agent may, but need not, protect Restricted Persons' interest in the Collateral, and therefore such insurance may not pay claims which Restricted Persons may have with respect to the Collateral or pay any claim which may be made against Restricted Persons in connection with the Collateral. In the event the Agent purchases, obtains or acquires insurance covering all or any portion of the Collateral, the Company shall be responsible for all of the applicable costs of such insurance, including premiums, interest (at the applicable Chase Bank Rate for Revolving Loans set forth in paragraph
8.1 of Section 8 hereof), fees and any other charges with respect thereto, until the effective date of the cancellation or the expiration of such insurance. The Agent may charge all of such premiums, fees, costs, interest and other charges to the Company's Revolving Loan Account. The Company hereby acknowledges that the costs of the premiums of any insurance acquired by the Agent may exceed the costs of insurance which the Company may be able to purchase on its own. In the event that the Agent purchases such insurance, the Agent will notify the Company of said purchase within thirty (30) days of the date of such purchase. If, within thirty (30) days after the date of such notice, the Company provides the Agent with proof that the Company had the insurance coverage required pursuant to 7.5(a) above (in form and substance satisfactory to the Agent) as of the date on which the Agent purchased insurance and the Company continued at all times to have such insurance, then the Agent agrees to cancel the insurance purchased by the Agent and credit the Company's Revolving Loan Account with the amount of all costs, interest and other charges associated with any insurance purchased by the Agent, including with any amounts previously charged to the Revolving Loan Account.

     7.6 Each Restricted Person agrees to pay, when due, all Taxes, including sales taxes, assessments, claims and other charges lawfully levied or assessed upon any Restricted Person or the Collateral unless such Taxes are being diligently contested in good faith by appropriate proceedings and adequate reserves are established in accordance with GAAP. Notwithstanding the foregoing, if any Lien shall be filed or claimed thereunder (a) for Taxes due the United States of America, or (b) which in the Agent's opinion might create a valid obligation having priority over the rights granted to the Agent herein (exclusive of Real Estate), such Lien shall not be deemed to be a Permitted Encumbrance hereunder and the Company shall immediately pay, or cause the payment of, such tax and remove the Lien of record. If the Company fails to do so promptly, then at the Agent's election, the Agent may (i) create an Availability Reserve in such amount as it may deem appropriate in its business judgement, or (ii) upon the occurrence of a Default or Event of Default, imminent risk of seizure, filing of any priority Lien, forfeiture, or sale of the Collateral, pay Taxes on the Company's behalf, and the amount thereof shall be an Obligation secured hereby and due on demand.

     7.7 Each Restricted Person: (a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the business or operations of such Restricted Person, provided that each Restricted Person may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in the Agent's reasonable opinion, materially and adversely effect the Agent's and/or the Lender's rights or priority in the Collateral; (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the Collateral, the ownership and/or use of its real property and operation of its business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of any Restricted Person; and
(c) shall not be deemed to have breached any provision of this  Paragraph 7.7 if
(i) the failure to comply with the requirements of this Paragraph 7.7 resulted from good faith error or innocent omission, (ii) such Restricted Person promptly commences and diligently pursues a cure of such breach, and (iii) such failure is cured within (30) days following such Restricted Person's receipt of notice of such failure, or if such cannot in good faith be cured within thirty (30) days, then such breach is cured within a reasonable time frame based upon the extent and nature of the breach and the necessary remediation, and in conformity with any applicable consent order, consensual agreement and applicable law.

     7.8 Until termination of this Financing Agreement and payment and satisfaction of all Obligations due hereunder, each Restricted Person agrees that, unless the Agent shall have otherwise consented in writing, each Restricted Person will furnish to the Agent and each Lender: (a) within ninety
(90) days after the end of each Fiscal Year of the Company, an audited Consolidated Balance Sheet, as at the close of such year, and statements of profit and loss, cash flow and reconciliation of surplus of the Company and all subsidiaries of the Company for such year, audited by independent public accountants selected by the Company and satisfactory to the Agent; (b) within sixty (60) days after the end of each Fiscal Quarter a Consolidated Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Company and all subsidiaries of the Company, certified by an authorized financial or accounting officer of the Company; (c) within thirty
(30) days after the end of each month (i) a Consolidated Balance Sheet as at the end of such period and statements of profit and loss of the Company and all subsidiaries of the Company for such period, certified by an authorized financial or accounting officer of the Company, (ii) a Borrowing Base certificate in form and substance acceptable to Agent in Agent's sole and absolute discretion; (iii) a written report describing all Insurance Proceeds and Condemnation Proceeds received by Restricted Persons during such month together with a written explanation of the disposition of such proceeds (but only at the end of each month specified in Section 6.4 for the report described therein to be delivered); and (iv) the report described in Section 6.4 (but only at the end of each month specified in Section 6.4), and (d) from time to time, such further information regarding the business affairs and financial condition of the Company and/or any subsidiaries thereof as the Agent may reasonably request, including, without limitation (i) the accountant's management practice letter and (ii) annual cash flow projections in form satisfactory to the Agent. Each financial statement which the Company is required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer, pursuant to which any one such officer must certify that: (x) the financial statement(s) fairly and accurately represent(s) Restricted Persons' financial condition at the end of the particular accounting period, as well as Restricted Persons' operating results during such accounting period, subject to year-end audit adjustments; and (y) during the particular accounting period: (A) there has been no Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate;
(B) no Restricted Person has received any notice of cancellation with respect to its property insurance policies; (C) no Restricted Person has received any notice that could result in a material adverse effect on the value of the Collateral taken as a whole; and (D) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

     7.9 Until termination of the Financing Agreement and payment and satisfaction of all Obligations hereunder, each Restricted Person agrees that, without the prior written consent of the Agent, except as otherwise herein provided, no Restricted Person will:

     (a) Mortgage, assign, pledge, transfer or otherwise permit any Lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of the Collateral or any other assets, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

     (b) Incur or create any Indebtedness other than the Permitted Indebtedness;

     (c) Sell, lease, assign, transfer or otherwise dispose of (i) Collateral, except as otherwise specifically permitted by this Financing Agreement, or (ii) either all or substantially all of any Restricted Person's assets, which do not constitute Collateral (except in either case for sales, transfers or other dispositions from one Grantor to another Grantor);

     (d) Merge, consolidate, liquidate, dissolve, or otherwise alter or modify its corporate name, principal place of business, structure, or existence, re-incorporate or re-organize, or enter into or engage in any operation or activity materially different from that presently being conducted by it, except that (i) either or both of International or Cleaning may liquidate or dissolve (provided that after giving effect to such liquidation or dissolution the Company is the owner of all of the assets of such liquidated or dissolved entity), (ii) any Grantor may merge or consolidate with any other Grantor (provided that if the Company is the subject of such a merger or consolidation, the Company is the surviving entity), and (iii) any Restricted Person may change its corporate name or address, reorganize, or re-incorporate; provided that: (x) it shall give the Agent thirty (30) days prior written notice thereof and (y) it shall execute and deliver, prior to any such action, any and all documents and agreements requested by the Agent to confirm the continuation and preservation of all security interests and Liens granted to the Agent hereunder;

     (e) Assume, guarantee, endorse, or otherwise become liable upon the obligations of any Person, firm, entity or corporation, except for (i) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (ii) guaranties by Holding of the obligations of any other Restricted Person or by any Grantor of the obligations of any other Grantor, in each case provided that such obligations are permitted hereunder; (iii) any retained liability of a Restricted Person as a lessee under operating leases which have been assigned or subleased in the ordinary course of business; and (iv) guaranties of the obligations of officers, directors, and employees made in the ordinary course of business, the liability under which when added together with the amount of all outstanding loans and advances made pursuant to clause (vi) of Section 7.9(g), does not exceed $1,000,000 in the aggregate at any one time outstanding.

     (f) Declare or pay any dividend or distributions of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding; provided, however, that (i) the subsidiaries of the Company may declare or pay dividends or distributions to the Company and (ii) provided no Default or Event of Default then exists, the Company may pay dividends or distributions to Holding (x) in an amount which, when aggregated with the amount of any loans or advances to Holding made in accordance with clause (i) of Section 7.9(g), does not exceed the amount of federal income taxes of Holding which are then due and payable plus (y) an additional amount not to exceed $100,000 each Fiscal Year.

     (g) Make any advance or loan to, or any investment in, any firm, entity, Person or corporation or purchase or acquire all or substantially all of the stock or assets of any entity, Person or corporation except for (i) loans or advances to or investments in a Grantor or loans or advances to Holding which, when aggregated with the amount of any dividends or distributions made to Holding in accordance with clause (ii) of Section 7.9(f), do not exceed the amounts permitted to be distributed to Holding pursuant to clause (ii) of
Section 7.9(f) and are made solely for the uses for which funds are permitted to be distributed by the Company to Holding under clause (ii) of Section 7.9(f));
(ii) existing loans,  advances and  investments  described on Schedule 1 hereto;
(iii) (A) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six (6) months from the date of acquisition, (B) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six (6) months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.,
(C) dollar denominated time deposits and certificates of deposit of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Ratings Service or "A2" or the equivalent thereof from Moody's Investors Service, Inc., with maturities of not more than six (6) months from the date of acquisition by such Persons, (D) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause (A) above entered into with any bank meeting the qualifications specified in clause (C) above, (E) commercial paper issued by any Person incorporated in the United States rated at least A-2 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than six

(6) months after the date of acquisition by such Person, and (F) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (A) through (E) above; (iv) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with suppliers and customers arising in the ordinary course of business; (v) per diem advances to employees for travel, lodging, and food expenses, and (vi) other loans and advances to officers, directors and employees made in the ordinary course of business, which when added together with the amount of liability under the guaranties permitted under clause (e)(iv) of Section 7.9, does not exceed $1,000,000 in the aggregate at any one time outstanding; and (vi) other loans, advances and investments which do not exceed $1,000,000 per Fiscal Year.

     (h) Pay any management, consulting or other similar fees to any Person, corporation or other entity affiliated with the Company except pursuant to transactions in the ordinary course of business and upon terms not materially less favorable then it could obtain in an arm's length transaction with a Person that was not affiliated with the Company;

     (i) Make any payment in respect of any principal of or interest on, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any Subordinated Debt; provided, that so long as no Default or Event of Default has occurred and is continuing or would result therefrom (i) the Company may pay the final scheduled principal payments due on the Seller Subordinated Notes in an amount not to exceed $2,000,000 together with all accrued interest relating thereto on the due date therefor, (ii) the Company may prepay principal on the Senior Subordinated Notes if (A) at the end of the three most recently ended calendar months for which a Consolidated Balance Sheet has been delivered pursuant to Section 7.8(c), the Company had Excess Availability of at least $10,000,000, and (B) the Company has made principal payments aggregating at least $7,270,800 on the Real Estate Loans and the Machinery and Equipment Loans, and (iii) the Company may make interest payments on the Senior Subordinated Notes which are then due and payable if at the end of the two most recently ended calendar months for which a Consolidated Balance Sheet has been delivered pursuant to Section 7.8(c), the Company had Excess Availability of at least $5,000,000.

     (j) Issue any additional shares of capital stock or other securities or any options, warrants, or other rights to acquire such additional shares or other securities except that provided that no Event of Default has occurred, is continuing, or would result therefrom, Holding may issue stock (other than mandatorily redeemable stock), securities, options, or warrants if fifty percent (50%) of the net proceeds thereof are applied to the payment of all outstanding Obligations relating to the Revolving Loans (and if the outstanding principal balance of the Revolving Loans is zero and all interest with respect to the Revolving Loans has been paid, such net proceeds shall be applied as specified in Section 3.4(e)), and fifty percent (50%) of the net proceeds therefrom are paid as a prepayment of the Machinery and Equipment Loans (other than shares of common stock of Holding issued pursuant to outstanding warrants on the Closing Date and the grant of stock options to employees pursuant to the HydroChem Holding, Inc. 1994 Stock Option Plan (as in effect on the Closing Date) and any stock issued in connection with any such option).

     (k) Create any new subsidiary other than wholly-owned subsidiaries which become Grantors and Guarantors hereunder; provided, however that no subsidiary created after the Closing

Date shall be deemed to be a Grantor for purposes of calculating Eligible Accounts Receivable, unless the Company has received the prior written consent of the Agent.

     7.10 Until termination of the Financing Agreement and payment and satisfaction in full of all Obligations hereunder, the Company shall maintain as of the last day of each Fiscal Quarter a Fixed Charge Coverage Ratio of not less than (i) 1.00 to 1.00 for the Fiscal Quarter ending December 31, 2001; (ii) 1.05 to 1.00 for the Fiscal Quarter ending March 31, 2002; (iii) 1.10 to 1.00 for the Fiscal Quarter ending June 30, 2002; and (iv) 1.15 to 1.00 for each Fiscal Quarter ending thereafter. Calculations shall be made on the last business day of each Fiscal Quarter and shall include financial results for the period beginning October 1, 2001 through the date any such calculation is being made, until the September 30, 2002 calculation, at which point such calculation and all subsequent quarterly calculations shall include financial results for a period consisting of the four (4) consecutive quarters immediately prior to such calculation. Such calculations shall be made by the Company and certified to Agent and each Lender pursuant to a certificate executed by the chief financial officer of the Company to be delivered with the financial statements of the Company delivered pursuant to Section 7.7. Notwithstanding the foregoing, if Excess Availability is at least $15,000,000 at the time of determination of the Fixed Charge Coverage Ratio, then the Fixed Charge Coverage Ratio shall not be less than 1.00 to 1.00.

     7.11 The Company agrees to advise the Agent in writing of: (a) all expenditures (actual or anticipated) in excess of $150,000 from the budgeted amount therefor in any Fiscal Year for (i) environmental clean-up, (ii) environmental compliance or (iii) environmental testing and the impact of said expenses on the Company's Working Capital; and (b) any notices any Restricted Person receives from any local, state or federal authority advising of any environmental liability (real or potential) stemming from any Restricted Person's operations, its premises, its waste disposal practices, or waste disposal sites used by any Restricted Person which would reasonably be expected to have a material adverse effect on the business or operations of the Restricted Persons, taken as a whole and to provide the Agent with copies of all such notices if so required.

     7.12 Each Restricted Person hereby agrees to indemnify and hold harmless the Agent and its officers, directors, employees, attorneys and agents (each an "Indemnified Party") from, and holds each of them harmless against, any and all losses, liabilities, obligations, claims, actions, damages, costs and expenses (including attorney's fees) and any payments made by the Agent pursuant to any indemnity provided by the Agent with respect to or to which any Indemnified Party could be subject insofar as such losses, liabilities, obligations, claims, actions, damages, costs, fees or expenses with respect to the Loan Documents, including without limitation those which may arise from or relate to: (a) the Depository Account, the Blocked Accounts, the lockbox and/or any other depository account and/or the agreements executed in connection therewith; and
(b) any and all claims or expenses asserted against the Agent as a result of any environmental pollution, hazardous material or environmental clean-up relating to the Real Estate; or any claim or expense which results from Restricted Persons' operations (including, but not limited to, Restricted Persons' off-site disposal practices) and use of the Real Estate, which the Agent may sustain or incur (other than solely as a result of the physical actions of the Agent on Restricted Persons' premises), WHETHER OR NOT SUCH LOSSES, LIABILITIES, OBLIGATIONS, CLAIMS, ACTIONS, DAMAGES, COSTS, FEES, OR EXPENSES ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR

IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED BY OR ARISE OUT OF ANY INDEMNIFIED PARTY'S OWN NEGLIGENCE, except to the extent such losses, liabilities, obligations, claims, actions, damages, costs, fees, or expenses are proximately caused by such Indemnified Party's individual gross negligence or willful misconduct. Each Restricted Person hereby agrees that this indemnity shall survive termination of this Financing Agreement, as well as payments of Obligations which may be due hereunder. The Agent may, in its sole business judgement, establish such Availability Reserves with respect thereto as it may deem advisable under the circumstances and, upon any termination hereof, hold such reserves as cash reserves for any such contingent liabilities.

     7.13 Without the prior written consent of the Agent or as otherwise provided in this Financing Agreement, each Restricted Person agrees that it will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with any other Restricted Person or any subsidiary or Affiliate of any Restricted Person, provided that, except as otherwise set forth in this Financing Agreement, each Restricted Person may enter into sale and service transactions in the ordinary course of its business and pursuant to the reasonable requirements of such Restricted Person, and upon standard terms and conditions and fair and reasonable terms, no less favorable to such Restricted Person than it could obtain in a comparable arms length transaction with an unrelated third party, provided further that no Default or Event of Default exists or will occur hereunder prior to and after giving effect to any such transaction.

     7.14 (a) On the last day of each of the three consecutive full calendar months occurring immediately after any principal payment made on Subordinated Debt, the Company shall maintain Excess Availability of at least $10,000,000.
(b) On the last day of each of the two consecutive full calendar months occurring immediately after any payment of interest on the Subordinated Debt, the Company shall maintain Excess Availability of at least $5,000,000

     7.15. Not more than once in any twelve calendar month period, upon request of the Agent the Company at the Company's expense shall deliver to the Agent and each Lender (i) an updated appraisal of the Equipment in form and substance similar to the appraisal of the Unencumbered Machinery and Equipment included in the Closing Appraisals which shall be reasonably acceptable to Agent and (ii) an updated appraisal of the Real Estate located at 900 Georgia Avenue in Deer Park, Texas in form and substance similar to the appraisal of such Real Estate included in the Closing Appraisals which shall be reasonably acceptable to Agent. From and after the occurrence and during the continuance of an Event of Default the Agent shall have the right to request additional updated appraisals as deemed necessary by the Agent and such appraisals shall be conducted at the expense of the Company.

     7.16 Restricted Persons hereby covenant and agree to use their commercially reasonable best efforts to obtain and deliver to the Agent waivers and consents signed by each lessor of real property where any Collateral is located in form and substance satisfactory to the Agent including but not limited to waivers of all such lessor's liens in and to the Equipment or fixtures of the applicable Restricted Person located on the leased premises.

SECTION 8.     Interest, Fees and Expenses

     8.1 (a) Interest on the Revolving Loans shall be payable monthly as of the end of each month. The interest rate on Chase Bank Rate Loans that are Revolving Loans shall be a rate per annum equal to the Chase Bank Rate plus the then Applicable Margin for Chase Bank Rate Loans that are Revolving Loans on the average of the net balances owing by the Company to the Agent in the Revolving Loan Account at the close of each day during such month. In the event of any change in said Chase Bank Rate, the rate hereunder for Chase Bank Rate Loans shall change, as of the date of such change, so as to remain above the Chase Bank Rate by an amount equal to the then appropriate Applicable Margin. The rate hereunder for Chase Bank Rate Loans shall be calculated based on a 360-day year. The Agent shall be entitled to charge the Company's Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

     (b) Notwithstanding any provision to the contrary contained in this section 8, in the event that the sum of (i) the outstanding Revolving Loans and (ii) the outstanding Letters of Credit exceed the lesser of either (x) the maximum aggregate amount available under Sections 3 and 5 of this Financing Agreement or
(y) the Revolving Line of Credit: (A) as a result of Revolving Loans advanced by the Agent at the request of the Company (herein "Requested Overadvances"), for any one (1) or more days in any month, or (B) for any other reason whatsoever (herein "Other Overadvances") and such Other Overadvances continue for five (5) or more days in any month , the average net balance of all Revolving Loans for such month shall bear interest at the Overadvance Rate.

     (c) Upon and after the occurrence of an Event of Default and the giving of any required notice by the Agent in accordance with the provisions of Section 10, Paragraph 10.2 hereof, all Obligations shall bear interest at the Default Rate of Interest.

     8.2 (a) Interest on the Machinery and Equipment Loan shall be payable monthly as of the end of each month on the unpaid balance or on payment in full prior to maturity. The interest rate on Chase Bank Rate Loans that are Machinery and Equipment Loans shall be a rate per annum equal to the Chase Bank Rate plus the then appropriate Applicable Margin for Chase Bank Rate Loans that are Machinery and Equipment Loans. In the event of any change in said Chase Bank Rate the rate hereunder for any such Chase Bank Rate Loans shall change, as of the date of such change, so as to remain above the Chase Bank Rate by an amount equal to the then appropriate Applicable Margin. The rate hereunder shall be calculated based on a 360 day year. The Agent shall be entitled to charge the Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

     (b) Interest on the Real Estate Loan shall be payable monthly as of the end of each month on the unpaid balance or on payment in full prior to maturity. The interest rate on Chase Bank Rate Loans that are Real Estate Loans shall be a rate per annum equal to the Chase Bank Rate plus the then appropriate Applicable Margin for Chase Bank Loans that are Real Estate Loans. In the event of any change in said Chase Bank Rate the rate hereunder for any such Chase Bank Rate Loans shall change, as of the date of such change, so as to remain above the Chase Bank Rate by an amount equal to the then appropriate Applicable Margin. The rate hereunder shall be calculated based on a

360 day year. The Agent shall be entitled to charge the Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

     8.3 In consideration of the Letter of Credit Guaranty of the Agent, the Company shall pay the Agent the Letter of Credit Guaranty Fee which shall be an amount equal to (a) one and one-half percent (1.50%) on the face amount of each documentary Letter of Credit payable upon issuance thereof and (b) one and one-half percent (1.50%) per annum, payable monthly, on the face amount of each standby Letter of Credit less the amount of any and all amounts previously drawn under such standby Letter of Credit.

     8.4 Any and all charges, fees, commissions, costs and expenses charged to the Agent for the Company's account by any Issuing Bank in connection with, or arising out of, Letters of Credit or out of transactions relating thereto will be charged to the Revolving Loan Account in full when charged to, or paid by the Agent, or as may be due upon any termination of this Financing Agreement hereof, and when made by any such Issuing Bank shall be conclusive on the Agent.

     8.5 The Company shall  reimburse or pay the Agent, as the case may be, for:
(a) all Out-of-Pocket Expenses and (b) any applicable Documentation Fee.

     8.6 Upon the last Business Day of each month, commencing on November 30, 2001, the Company shall pay to the Agent the Line of Credit Fee in accordance with the Fee Letter.

     8.7 To induce the Agent to enter into this Financing Agreement and to extend to the Company the Revolving Loan, Letters of Credit Guaranties and the Term Loans the Company has paid to the Agent a Loan Facility Fee in accordance with the Fee Letter.

     8.8 On the Closing Date and each anniversary of the Closing Date thereafter, the Company shall pay to the Agent the Administrative Management Fee in accordance with the Fee Letter, which shall be deemed fully earned when paid.

     8.9 The Company shall pay the Agent's standard charges and fees for the Agent's personnel used by the Agent for reviewing the books and records of Restricted Persons and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral (which fees shall be in addition to the Administrative Management Fee and any Out-of-Pocket Expenses).

     8.10 The Company hereby authorizes the Agent to charge the Revolving Loan Account with the amount of all payments due hereunder as such payments become due. The Company confirms that any charges which the Agent may so make to the Revolving Loan Account as herein provided will be made as an accommodation to the Company and solely at the Agent's discretion.

     8.11 In the event that the Agent or any participant hereunder (or any financial institution which may from time to time become a participant or lender hereunder) shall have determined in the exercise of its reasonable business judgement that, subsequent to the Closing Date, any change in applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof, or compliance by the Agent or such participant with any new request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Agent's or such participant's capital as a consequence of its obligations hereunder to a level below that which the Agent or such participant could have achieved but for such adoption, change or compliance (taking into consideration the Agent or such participant's policies with respect to capital adequacy) by an amount reasonably deemed by the Agent or such participant to be material, then, from time to time, the Company shall pay no later than five (5) days following demand to the Agent or such participant such additional amount or amounts as will compensate the Agent or such participant for such reduction. In determining such amount or amounts, the Agent or such participant may use any reasonable averaging or attribution methods. The protection of this Paragraph 8.11 shall be available to the Agent or such participant regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of the Agent or such participant setting forth such amount or amounts as shall be necessary to compensate the Agent or such participant with respect to this Section 8 and the calculation thereof when delivered to the Company shall be conclusive on the Company absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event the Agent or such participant has exercised its rights pursuant to this paragraph, and subsequent thereto determines that the additional amounts paid by the Company in whole or in part exceed the amount which the Agent or such participant actually required to be made whole, the excess, if any, shall be returned to the Company by the Agent or such participant.

     8.12 In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by the Agent or such participant with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

     (a) subject the Agent or such participant to any tax of any kind whatsoever with respect to this Financing Agreement or change the basis of taxation of payments to the Agent or such participant of principal, fees, interest or any other amount payable hereunder or under any other documents (except for changes in the rate of tax on the overall net income of the Agent or such participant by the federal government or the jurisdiction in which it maintains its principal office);

     (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by the Agent or such participant by reason of or in respect to this Financing Agreement and the Loan Documents, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

     (c) impose on the Agent or such participant any other condition with respect to this Financing Agreement or any other document, and the result of any of the foregoing is to increase the cost to the Agent or such participant of making, renewing or maintaining its Loans hereunder by an amount that the Agent or such participant deems to be material in the exercise of its reasonable business judgement or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans by an amount that the Agent or such participant deems to be material in the exercise of its reasonable business judgment, then, in any case the Company shall pay the

Agent or such participant, within five (5) days following its demand, such additional cost or such reduction, as the case may be. The Agent or such participant shall certify the amount of such additional cost or reduced amount to the Company and the calculation thereof and such certification shall be conclusive upon the Company absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event the Agent or such participant has exercised its rights pursuant to this paragraph, and subsequent thereto determine that the additional amounts paid by the Company in whole or in part exceed the amount which the Agent or such participant actually required pursuant hereto, the excess, if any, shall be returned to the Company by the Agent or such participant.

     8.13 The Company may request LIBOR Loans on the following terms and conditions:

     (a) The Company may elect, subsequent to the Closing Date and from time to time thereafter (i) to request any Loan made hereunder to be a LIBOR Loan as of the date of such Loan or (ii) to convert Chase Bank Rate Loans to LIBOR Loans, and may elect from time to time to convert LIBOR Loans to Chase Bank Rate Loans by giving the Agent at least three (3) Business Days' prior irrevocable notice of such election, provided that any such conversion of LIBOR Loans to Chase Bank Rate Loans shall only be made, subject to the second following sentence, on the last day of an Interest Period with respect thereto. Should the Company elect to convert Chase Bank Rate Loans to LIBOR Loans, it shall give the Agent at least three (3) Business Days' prior irrevocable notice of such election. If the last day of an Interest Period with respect to a Loan that is to be converted is not a Business Day or Working Day, then such conversion shall be made on the next succeeding Business Day or Working Day, as the case may be, and during the period from such last day of an Interest Period to such succeeding Business Day, as the case may be, such Loan shall bear interest as if it were an Chase Bank Rate Loan. All or any part of outstanding Chase Bank Rate Loans then outstanding with respect to Revolving Loans and Term Loans may be converted to LIBOR Loans as provided herein, provided that partial conversions shall be in an aggregate principal amount of $200,000 or integral multiples of $100,000 in excess thereof. The Agent shall be entitled to charge the Company a $500 fee upon the first effective day of any such election for a LIBOR Loan.

     (b) Any LIBOR Loans may be continued as such upon the expiration of an Interest Period, provided the Company so notifies the Agent, at least three (3) Business Days' prior to the expiration of said Interest Period, and provided further that no LIBOR Loan may be continued as such upon the occurrence of any Default or Event of Default under this Financing Agreement, but shall be automatically converted to a Chase Bank Rate Loan on the last day of the Interest Period during which occurred such Default or Event of Default. Absent such notification, LIBOR Rate Loans shall convert to Chase Bank Rate Loans on the last day of the applicable Interest Period. Each notice of election, conversion or continuation furnished by the Company pursuant hereto shall specify whether such election, conversion or continuation is for a one, two, or three month period. Notwithstanding anything to the contrary contained herein, the Agent (or any participant, if applicable) shall not be required to purchase United States Dollar deposits in the London interbank market or from any other applicable LIBOR Rate market or source or otherwise "match fund" to fund LIBOR Rate Loans, but any and all provisions hereof relating to LIBOR Rate Loans shall be deemed to apply as if the Agent (and any participant, if applicable) had purchased such deposits to fund any LIBOR Rate Loans.

     (c) The Company may request a LIBOR Loan, convert any Chase Bank Rate Loan or continue any LIBOR Loan provided there is then no Default or Event of Default in effect.

     8.14 (a) The LIBOR Loans shall bear interest for each Interest Period with respect hereto on the unpaid principal amount thereof at a rate per annum equal to the LIBOR determined for each Interest Period in accordance with the terms hereof plus the then appropriate Applicable Margin set forth on the Pricing Grid for LIBOR Loans that are Revolving Loans, Machinery and Equipment Loans, or Real Estate Loans, as applicable.

     (b) If all or a portion of the outstanding principal amount of the Obligations shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such outstanding amount, to the extent it is a LIBOR Loan, shall be converted to a Chase Bank Rate Loan at the end of the last day of the Interest Period therefor.

     (c) The Company may not have more than five (5) LIBOR Loans outstanding at any given time.

     8.15 (a) Interest in respect of the LIBOR Loans shall be calculated on the basis of a 360 day year and shall be payable as of the end of each month.

     (b) The Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations given by The Chase Manhattan Bank and the computations used in determining any interest rate pursuant to Paragraph 8.14 of
Section 8 hereof.

     8.16 As further set forth in paragraph 8.12 above, in the event that the Agent (or any financial institution which may become a participant hereunder) shall have determined in the exercise of its reasonable business judgement (which determination shall be conclusive and binding upon the Company) that by reason of circumstances affecting the interbank LIBOR market, adequate and reasonable means do not exist for ascertaining LIBOR applicable for any Interest Period with respect to: (a) a proposed Loan that the Company has requested be made as a LIBOR Loan; (b) a LIBOR Loan that will result from the requested conversion of a Chase Bank Rate Loan into a LIBOR Loan; or (c) the continuation of LIBOR Loans beyond the expiration of the then current Interest Period with respect thereto, the Agent shall forthwith give written notice of such determination to the Company at least one day prior to, as the case may be, the requested borrowing date for such LIBOR Loan, the conversion date of such Chase Bank Rate Loan or the last day of such Interest Period. If such notice is given
(i) any requested LIBOR Loan shall be made as a Chase Bank Rate Loan, (ii) any Chase Bank Rate Loan that was to have been converted to a LIBOR Loan shall be continued as a Chase Bank Rate Loan, and (iii) any outstanding LIBOR Loan shall be converted, on the last day of then current Interest Period with respect thereto, to a Chase Bank Rate Loan. Until such notice has been withdrawn by the Agent, no further LIBOR Loan shall be made nor shall the Company have the right to convert a Chase Bank Rate Loan to a LIBOR Loan.

     8.17 If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day or Working Day, the maturity thereof shall be extended to the next succeeding Business Day or Working Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day or Working Day.

     8.18 Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for the Agent to make or maintain LIBOR Loans as contemplated herein, the then outstanding LIBOR Loans, if any, shall be converted automatically to Chase Bank Rate Loans as of the end of such month, or within such earlier period as required by law. The Company hereby agrees promptly to pay the Agent, upon demand, any additional amounts necessary to compensate the Agent for any costs incurred by the Agent in making any conversion in accordance with this Section 8 including, but not limited to, any interest or fees payable by the Agent to lenders of funds obtained by the Agent in order to make or maintain LIBOR Loans hereunder.

     8.19 Each Restricted Person agrees to indemnify and to hold the Agent (including any participant) harmless from any loss or expense which the Agent or such participant may sustain or incur as a consequence of: (a) Default by the Company in payment of the principal amount of or interest on any LIBOR Loans, as and when the same shall be due and payable in accordance with the terms of this Financing Agreement, including, but not limited to, any such loss or expense arising from interest or fees payable by the Agent or such participant to lenders of funds obtained by either of them in order to maintain the LIBOR Loans hereunder; (b) default by the Company in making a borrowing or conversion after the Company has given a notice in accordance with Paragraph 8.13 of Section 8 hereof; (c) any prepayment of LIBOR Loans on a day which is not the last day of the Interest Period applicable thereto, including, without limitation, prepayments arising as a result of the application of the proceeds of Collateral to the Loans (provided that if the Company requests a borrowing on the same date any such prepayment of a Loan that bears interest at a rate based on LIBOR is to be made and such borrowing request is made pursuant to the requirements of this Agreement and the Lenders are obligated to make the advance for such borrowing then the Agent and the Lenders agree that no prepayment shall be deemed to have been made on any Loan that bears interest at a rate based on LIBOR to the extent of the amount borrowed); and (d) default by the Company in making any prepayment after the Company had given notice to the Agent thereof. The determination by the Agent of the amount of any such loss or expense, when set forth in a written notice to the Company, containing the Agent's calculations thereof in reasonable detail, shall be conclusive on the Company in the absence of manifest error. Calculation of all amounts payable under this paragraph with regard to LIBOR Loans shall be made as though the Agent had actually funded the LIBOR Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant interest period; provided, however, that the Agent may fund each of the LIBOR Loans in any manner the Agent sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this paragraph. In addition, notwithstanding anything to the contrary contained herein, the Agent shall apply all proceeds of Collateral and all other amounts received by it from or on behalf of the Company (i) initially to the Chase Bank Rate Loans and (ii) subsequently to LIBOR Loans; provided, however, (x) upon the occurrence of an Event of Default or (y) in the event the aggregate amount of outstanding LIBOR Rate Loans exceeds Availability or the applicable maximum levels set forth therefor, the Agent may apply all such amounts received by it to the payment of Obligations in such manner and in such order as the Agent may elect in its reasonable business judgment. In the event that any such amounts are applied to Revolving Loans which are LIBOR Loans, such application shall be treated as a prepayment of such Loans and the Agent shall be entitled to indemnification hereunder. This covenant shall survive termination of this Financing Agreement and payment of the outstanding Obligations.

     8.20 Notwithstanding anything to the contrary in this Agreement, in the event that, by reason of any Regulatory Change (for purposes hereof "Regulatory Change" shall mean, with respect to the Agent, any change after the date of this Financing Agreement in United States federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including the Agent of or under any United States federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), the Agent either
(a) incurs any material additional costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Financing Agreement or a category of extensions of credit or other assets of the Agent which includes LIBOR Loans, or (b) becomes subject to any material restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Agent so elects by notice to the Company, the obligation of the Agent to make or continue, or to convert Chase Bank Rate Loans into LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect.

     8.21 For purposes of this Financing Agreement and Section 8 thereof, any reference to the Agent shall include any financial institution which may become a participant or co-lender subsequent to the Closing Date.

     8.22 Agent and each Lender (in this Section 8.22, the "Lender Parties"), Restricted Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither any Restricted Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully contracted for, charged, or received under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lender Parties expressly disavow any intention to contract for, charge, or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If the maturity of any Obligation is accelerated for any reason, any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Lender's or holder's option, promptly returned to the Company or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Lender Parties and Restricted Persons (and any other payors thereof) shall to the greatest extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully contract for, charge, or receive the maximum amount of interest permitted under applicable law.

SECTION 9.     Powers

     Each Restricted Person hereby constitutes the Agent, or any Person or agent the Agent may designate, as its attorney-in-fact, at its cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all Obligations to the Agent have been paid in full:

     (a) To receive, take, endorse, sign, assign and deliver, all in the name of the Agent or such Restricted Person, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

     (b) To receive, open and dispose of all mail addressed to any Restricted Person and to notify postal authorities to change the address for delivery thereof to such address as the Agent may designate;

     (c) To request from customers indebted on Accounts at any time, in the name of the Agent information concerning the amounts owing on the Accounts;

     (d) To request from customers indebted on Accounts at any time, in the name of such Restricted Person, in the name of Agent or in the name of the Agent's designee, information concerning the amounts owing on the Accounts;

     (e) To transmit to customers indebted on Accounts notice of the Agent's interest therein and to notify customers indebted on Accounts to make payment directly to the Agent for such Restricted Person's account; and

     (f) To take or bring, in the name of the Agent or such Restricted Person, all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to enforce or effect collection of the Accounts.

     Notwithstanding anything hereinabove contained to the contrary, the powers set forth above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by the Agent.

SECTION 10.    Events of Default and Remedies

     10.1 Notwithstanding anything hereinabove to the contrary, the Agent may terminate this Financing Agreement immediately upon the occurrence of any of the following Events of Default:

     (a) cessation of the business of any Restricted Person or the calling of a meeting of the creditors of any Restricted Person for purposes of compromising the debts and obligations of any Restricted Person;

     (b) the failure of any Restricted Person to generally meet its debts as they mature;

     (c) (i) the commencement by any Restricted Person of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; (ii) the commencement against any Restricted Person, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal or state law by creditors of any Restricted Person, provided that such Default shall not be deemed an Event of Default if such proceeding is controverted within thirty (30) days and dismissed and vacated within forty five (45) days of commencement, except in the event that any of the actions sought in any such proceeding shall occur or any Restricted Person shall take action to authorize or effect any of the actions in any such proceeding; or (iii) the commencement (x) by any Restricted Person's subsidiaries, or any one of them, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any applicable state law, or (y) against any Restricted Person's subsidiaries, or any one of them, of any involuntary bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under applicable law, provided that such Default shall not be deemed an Event of Default if such proceeding is controverted within thirty (30) days and dismissed or vacated within forty-five
(45) days of commencement, except in the event that any of the actions sought in any such proceeding shall occur or the Restricted Person's subsidiaries, or any one of them, shall take action to authorize or effect any of the actions in any such proceeding;

     (d) any warranty or representation previously, presently, or hereafter made by any Restricted Person herein or in any other Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which the same was made;

     (e) breach by any Restricted Person of any covenant contained herein (other than those referred to in sub-paragraph (f) or (m) below) or in any other Loan Document, provided that such Default by any Restricted Person of any of the covenants referred in this clause (e) shall not be deemed to be an Event of Default unless and until such Default shall remain unremedied to the Agent's satisfaction for a period of thirty (30) days from the date of such breach;

     (f) breach by any Restricted Person of any covenant of Paragraphs 6.3 (other than the first sentence of Paragraph 6.3) and 6.4 (other than the first two sentences of Paragraph 6.4) of Section 6 hereof; and Paragraphs 7.5, 7.6, and 7.8 (other than clauses (a), (b) and (c)(ii) of Paragraph 7.8) through 7.16 (other than clauses (a), (b), and (c)(i) of Paragraph 7.8 and clause (a) of Paragraph 7.11) hereof;

     (g) failure of any Restricted Person to pay any of the Obligations within five (5) Business Days of the due date thereof, provided that nothing contained herein shall prohibit the Agent from charging such amounts to the Revolving Loan Account on the due date thereof;

     (h) any Restricted Person shall (i) engage in any "prohibited transaction" as defined in ERISA, (ii) have any "accumulated funding deficiency" as defined in ERISA, (iii) have any "reportable event" as defined in ERISA, (iv) terminate any "plan", as defined in ERISA or (v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any "plan", as defined in ERISA, and with respect to this sub-paragraph (g) such event or condition (x) remains uncured for a period of thirty (30) days from date of occurrence and (y) could, in the reasonable opinion of the Agent, subject any Restricted Person to any tax, penalty or other liability material to the business, operations or financial condition of any Restricted Person;

     (i) without the prior written consent of the Agent and, except as permitted in any applicable Subordination Agreement or as otherwise permitted herein, the Company shall (x) amend or modify the Subordinated Debt in a manner which increases the principal amount thereof or any fees payable thereon or the rate of interest thereon, or accelerates the maturity of any payment due thereunder, or modify any covenant to be more restrictive on the Company or modify the subordination provisions thereof, or (y) make any payment on account of any Subordinated Debt;

     (j) the occurrence of any default or event of default (after giving effect to any applicable grace or cure periods) under any instrument or agreement evidencing (x) Subordinated Debt or (y) any other Indebtedness of any Restricted Person having a principal amount in excess of $500,000 when aggregated with all other Indebtedness in default;

     (k) the occurrence of any Change of Control;

     (l) the Company fails to execute and deliver to Agent deeds of trust and/or mortgages in form and substance acceptable to Agent in Agent's sole discretion with respect to all Real Property owned by the Company in the states of Florida, Kansas, Illinois, and Ohio (other than the Ohio Real Property unless the Ohio Real Property is not sold on or before the sixtieth (60) day after the Closing
Date) on or before the sixtieth (60) day after the Closing Date;

     (m) the failure of any Restricted Person to furnish any of the items set forth in clauses (a), (b), and (c)(i) of Paragraph 7.8 within ten (10) days after the due date thereof; or

     (n) the Company fails to establish on or before November 30, 2001, a system of Lockbox Accounts and Concentration Accounts with respect to the collection of Accounts and the deposit of proceeds of Collateral as shall be acceptable to the Agent in all respects (such Lockbox Accounts and Concentration Accounts shall be subject to three party agreements (between the Company, the Agent and the depository bank) which shall be in form and substance satisfactory to the Agent).

     10.2 Upon the occurrence of a Default and/or an Event of Default, the Agent in its sole discretion may, or upon the written direction of the Required Lenders the Agent shall, declare that, all Loans, advances and extensions of credit provided for in Sections 3, 4 and 5 of this Financing Agreement shall be thereafter in the Agent's or the Required Lenders' sole discretion, and the obligation of the Agent and/or the Lenders to make Revolving Loans, open Letters of Credit and provide Letters of Credit Guaranties shall cease unless such Default or Event of Default is waived in writing by the Required Lenders or cured to the Agent's or the Required Lenders' satisfaction in the exercise of the Agent's and the Lenders' reasonable judgement. Upon the occurrence of an Event of Default, the Agent in its sole discretion may, or upon the written direction of the Required Lenders the Agent shall, declare that: (a) all Obligations shall become immediately due and payable; (b) the Agent may charge Restricted Persons the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 8 of this Financing Agreement, provided that, with respect to this clause "(b)" the Agent has given the Company written notice of the Event of Default, provided further however, that no notice is required if the Event of Default is the Event listed in Paragraph 10.1(c) of this Section 10; and (c) the Agent may immediately terminate this Financing
Agreement upon notice to the Company; provided, however, that upon the occurrence of an Event of Default listed in Paragraph 10.1(c) of this Section 10, this Financing Agreement shall automatically terminate and all Obligations shall become due and payable, without any action, declaration, notice or demand by the Agent. The exercise of any option is not exclusive of any other option, which may be exercised at any time by the Agent.

     10.3 Immediately upon the occurrence of any Event of Default, the Agent may, to the extent permitted by law: (a) remove from any premises where same may be located any and all books and records, computers, electronic media and software programs associated with any Collateral (including any electronic records, contracts and signatures pertaining thereto), documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or the Agent may use, at the Company's expense, such of Restricted Persons' personnel, supplies or space at Restricted Persons' places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of any Restricted Person or the Agent, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of any Restricted Person or the Agent; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed Inventory, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Agent's sole option and discretion, and the Agent may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by Restricted Persons; (d) foreclose the security interests in the Collateral created herein or by the Loan Documents by any available judicial procedure, or to take possession of any or all of the Collateral, including any Inventory, Equipment and/or Other Collateral without judicial process, and to enter any premises where any Inventory and Equipment and/or Other Collateral may be located for the purpose of taking possession of or removing the same; and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. To the extent permitted by law, the Agent shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of any Restricted Person or the Agent, or in the name of such other party as the Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations (including but not limited to warranties of title, possession, quiet enjoyment and the like), and upon such other terms and conditions as the Agent in its sole discretion may deem advisable, and the Agent shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, the Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as the Agent shall deem appropriate and any such costs shall be deemed an Obligation hereunder. Any action taken by CIT pursuant to this paragraph shall not effect commercial reasonableness of the sale. Each Restricted Person agrees, at the request of the Agent, to assemble the Inventory and Equipment and to make it available to the Agent at premises of the Company or elsewhere and to make available to the Agent the premises and facilities of Restricted Persons for the purpose of the Agent's taking possession of, removing or putting the Inventory and Equipment in saleable form. If notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by the Agent to the payment of the Obligations, whether due or to become due, in such order as the Agent may elect, and Restricted Persons shall remain liable to the Agent for any deficiencies, and the Agent in turn agrees to remit to the Company or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. Each Restricted Person hereby indemnifies the Agent and holds the Agent harmless from any and all costs, expenses, claims, liabilities, Out-of-Pocket Expenses or otherwise, incurred or imposed on the Agent by reason of the exercise of any of its rights, remedies and interests hereunder, including, without limitation, from any sale or transfer of Collateral, preserving, maintaining or securing the Collateral, defending its interests in Collateral (including pursuant to any claims brought by any Restricted Person, any Restricted Person as debtor-in-possession, any secured or unsecured creditors of any Restricted Person, any trustee or receiver in bankruptcy, or otherwise), WHETHER OR NOT SUCH COSTS, EXPENSES, CLAIMS, LIABILITIES, OR OUT-OF-POCKET EXPENSES ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED BY OR ARISE OUT OF AGENT'S OWN NEGLIGENCE, except to the extent such losses, liabilities, obligations, claims, actions, damages, costs, fees, or expenses are proximately caused by Agent's individual gross negligence or willful misconduct. The foregoing indemnification shall survive termination of this Financing Agreement until such time as all Obligations (including the foregoing) have been finally and indefeasibly paid in full. In furtherance thereof the Agent, may establish such reserves for Obligations hereunder (including any contingent Obligations) as it may deem advisable in its reasonable business judgement. Any applicable mortgage(s), deed(s) of trust or assignment(s) issued to the Agent on the Real Estate shall govern the rights and remedies of the Agent thereto.

SECTION 11.    Termination

     Except as otherwise permitted herein, the Agent may terminate this Financing Agreement only as of the initial or any subsequent Anniversary Date and then only by giving the Company at least sixty (60) days prior written notice of termination. Notwithstanding the foregoing the Agent may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the Event of Default is an event listed in Paragraph 10.1(c) of Section 10 of this Financing Agreement, this Financing Agreement shall terminate in accordance with paragraph 10.2 of Section
10. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date. The Company may terminate this Financing Agreement at any time upon sixty (60) days' prior written notice to the Agent, provided that the Company pays to the Agent immediately on demand an Early Termination Fee and/or the Prepayment Premium, if applicable. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, the Agent may withhold any balances in the Company's account (unless supplied with an indemnity satisfactory to the Agent) to cover all of the Obligations, whether absolute or contingent, including, but not limited to, cash reserves for any contingent Obligations, including an amount of 110% of the face amount of any outstanding Letters of Credit with an expiry date on, or within thirty (30) days of the effective date of termination of this Financing Agreement. All of the Agent's rights, Liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 12.    Miscellaneous

     12.1 Each Restricted Person hereby waives diligence, notice of default, notice of intent to accelerate, notice of acceleration, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of the Agent or any Restricted Person to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Agent of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

     12.2 This Financing Agreement and the Loan Documents executed and delivered in connection therewith constitute the entire agreement between Restricted Persons and the Agent; supersede any prior agreements; can be changed only by a writing signed by the applicable Restricted Person and the Agent; and shall bind and benefit Restricted Persons and the Agent and their respective successors and assigns.

     12.3 In no event shall any Restricted Person, upon demand by the Agent for payment of any Indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, the Agent shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If the Agent ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Company. This paragraph shall control every other provision hereof, the Loan Documents and of any other agreement made in connection herewith.

     12.4 If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

     12.5 EACH RESTRICTED PERSON, THE LENDERS AND THE AGENT EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER. EACH RESTRICTED PERSON HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. IN NO EVENT WILL THE AGENT BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

     12.6 Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing (provided that, any electronic communications from any party hereto with respect to any request, transmission, notices, document, electronic signature, electronic mail or facsimile transmission shall be deemed binding on the parties hereto for purposes of this Financing Agreement, provided further that any such transmission shall not relieve any Restricted Person from any other obligation hereunder to communicate further in writing), and shall be deemed to have been validly served, given or delivered when hand delivered or sent by facsimile, or three days after deposit in the United States mails, with proper first class postage prepaid and addressed to the party to be notified or to such other address as any party hereto may designate for itself by like notice, as follows:

        (A) if to CIT, at:

                The CIT Group/Business Credit, Inc.
                Two Lincoln Center
                5420 LBJ Freeway, Suite 200
                Dallas, Texas 75240
                Attn:  Regional Credit Manager
                Fax No.:  (972) 455-1690

        (B) if to any Restricted Person at:

                HydroChem Industrial Services, Inc.
                900 Georgia Avenue
                Deer Park, Texas 77536
                Attn:   Chief Financial Officer
                Fax No.:  (713) 393-5965

With a courtesy copy of any material notice to the Company's counsel at:

                Haynes and Boone L.L.P.

                1000 Louisiana Street
                Houston, Texas 77092
                Attn:  Joseph A. Vilardo
                Fax No.:  (713) 236-5591

provided, however, that the failure of the Agent to provide the Company's counsel with a copy of such notice shall not invalidate any notice given to any Restricted Person and shall not give any Restricted Person any rights, claims or defenses due to the failure of the Agent to provide such additional notice.

     12.7 THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT ANY OTHER LOAN DOCUMENT INCLUDES AN EXPRESS ELECTION TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.

SECTION 13.          Agreement between the Lenders

     13.1 (a) The Agent, for the account of the Lenders, shall disburse all Loans and advances to the Company and shall handle all collections of Collateral and repayment of Obligations. It is understood that for purposes of advances to the Company and for purposes of this Section 13 the Agent is using the funds of the Agent.

     (b) Unless the Agent shall have been notified in writing by any Lender prior to any advance to the Company that such Lender will not make the amount which would constitute its share of the borrowing on such date available to the Agent, the Agent may assume that such Lender shall make such amount available to the Agent on a Settlement Date, and the Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. A certificate of the Agent submitted to any Lender with respect to any amount owing under this subsection shall be conclusive, absent manifest error. If such Lender's share of such borrowing is not in fact made available to the Agent by such Lender on the Settlement Date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Revolving Loans hereunder, on demand, from the Company without prejudice to any rights which the Agent may have against such Lender hereunder. Nothing contained in this subsection shall relieve any Lender which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof. Nothing contained herein shall be deemed to obligate the Agent to make available to the Company the full amount of a requested advance when the Agent has any notice (written or otherwise) that any of the Lenders will not advance its ratable portion thereof.

     13.2 On the Settlement Date, the Agent and the Lenders shall each remit to the other, in immediately available funds, all amounts necessary so as to ensure that, as of the Settlement Date, the Lenders shall have their proportionate share of all outstanding Obligations.

     13.3 The Agent shall forward to each Lender, at the end of each month, a copy of the account statement rendered by the Agent to the Company.

     13.4 The Agent shall, after receipt of any interest and fees earned under this Financing Agreement, promptly remit to the Lenders: (a) their pro rata portion of all fees, provided, however, that the Lenders (other than CIT in its role as the Agent) shall (i) not share in the Collateral Management Fee or Documentation Fees or the fees provided for in Section 8, paragraph 8.12; and
(ii) receive their share of the Loan Facility Fee in accordance with their respective agreements with the Agent; (b) interest computed at the rate and as provided for in Section 8 of this Financing Agreement on all outstanding amounts advanced by the Lenders on each Settlement Date, prior to adjustment, that are subsequent to the last remittance by the Agent to the Lenders of the Company's interest; (c) its pro rata portion of all principal repaid on the Term Loan; and
(d)  interest  on the Term  Loan  computed  at the rate and as  provided  for in
Section 8 of this Financing Agreement.

     13.5 (a) Restricted Persons acknowledge that the Lenders with the prior written consent of the Agent may sell participation in the Loans and extensions of credit made and to be made to Restricted Persons hereunder. Restricted Persons further acknowledge that in doing so, the Lenders may grant to such participants certain rights which would require the participant's consent to certain waivers, amendments and other actions with respect to the provisions of this Financing Agreement, provided that the consent of any such participant shall not be required except for matters requiring the consent of all Lenders hereunder as set forth in Section 14, paragraph 14.10 hereof.

     (b) Restricted Persons authorize each Lender to disclose to any participant or purchasing lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning Restricted Persons and their affiliates which has been delivered to such Lender by or on behalf of Restricted Persons pursuant to this Agreement or which has been delivered to such Lender by or on behalf of Restricted Persons in connection with such Lender's credit evaluation of Restricted Persons and their affiliates prior to entering into this Agreement, provided that such Transferee agrees to hold such information in confidence in the ordinary course of its business.

     13.6 Restricted Persons hereby agree that each Lender is solely responsible for its portion of the Line of Credit and that neither the Agent nor any Lender shall be responsible for, nor assume any obligations for the failure of any Lender to make available its portion of the Line of Credit. Further, should any Lender refuse to make available its portion of the Line of Credit, then the other Lenders may, but without obligation to do so, increase, unilaterally, its portion of the Line of Credit in which event Restricted Persons are so obligated to such other Lenders.

     13.7 In the event that the Agent, the Lenders or any one of them is sued or threatened with suit by Restricted Persons or any one of them, or by any receiver, trustee, creditor or any committee of creditors on account of any preference, voidable transfer or lender liability issue, alleged to have occurred or been received as a result of, or during the transactions contemplated under this Financing Agreement, then in such event any money paid in satisfaction or compromise of such suit, action, claim or demand and any expenses, costs and attorneys' fees paid or incurred in connection therewith, whether by the Agent, the Lenders or any one of them, shall be shared proportionately by the Lenders. In addition, any costs, expenses, fees or disbursements incurred by outside agencies or attorneys retained by the Agent to effect collection or enforcement of any rights in the Collateral, including enforcing, preserving or maintaining rights under this Financing Agreement shall be shared proportionately between and among the Lenders to the extent not reimbursed by Restricted Persons or from the proceeds of Collateral. The provisions of this paragraph shall not apply to any suits, actions, proceedings or claims that (x) predate the date of this Financing Agreement or (y) are based on transactions, actions or omissions that predate the date of this Financing Agreement.

     13.8 Each of the Lenders agrees with each other Lender that any money or assets of any Restricted Person held or received by such Lender, no matter how or when received, shall be applied to the reduction of the Obligations (to the extent permitted hereunder) after (x) the occurrence of an Event of Default and
(y) the election by the Required Lenders to accelerate the Obligations. In addition, Restricted Persons authorize, and the Lenders shall have the right, without notice, upon any amount becoming due and payable hereunder, to set-off and apply against any and all property held by, or in the possession of such Lender the Obligations due such Lenders.

     13.9 The Agent shall have the right at any time to assign to one or more commercial banks, commercial finance lenders or other financial institutions all or a portion of its rights and obligations under this Financing Agreement (including, without limitation, its obligations under the Line of Credit, Term Loans, the Revolving Loans and its rights and obligations with respect to Letters of Credit). Upon execution of an Assignment and Transfer Agreement, (a) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of the Agent as the case may be hereunder and
(b) the Agent shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Financing Agreement. The Company shall, if necessary, execute any documents reasonably required to effectuate the assignments. No other Lender may assign its interest in the Loans and advances and extensions of credit hereunder without the prior written consent of the Agent. In the event that the Agent consents to any such assignment by any other Lenders (i) the amount being assigned shall in no event be less than the lesser of (x) $5,000,000 or (y) the entire interest of such Lender hereunder, (ii) such assignment shall be of a pro-rata portion of all of such assigning Lender's Loans and commitments hereunder and (iii) the parties to such assignment shall execute and deliver to the Agent an Assignment and Transfer Agreement, and, at the Agent's election, a processing and recording fee of $1,000 payable by the Company to the Agent for its own account.

SECTION 14.    Agency

     14.1 Each Lender hereby irrevocably designates and appoints CIT as the Agent for the Lenders under this Financing Agreement and any ancillary loan documents and irrevocably authorizes CIT as the Agent for such Lender, to take such action on its behalf under the provisions of this Financing Agreement and all ancillary documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Financing Agreement and all ancillary documents together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Financing Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Financing Agreement and the ancillary documents or otherwise exist against the Agent.

     14.2 The Agent may execute any of its duties under this Financing Agreement and all ancillary documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties.

     14.3 Neither the Agent nor any of its officers, directors, employees, agents, or attorneys-in-fact shall be (i) liable to any Lender for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Financing Agreement and all ancillary documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by Restricted Persons or any officer thereof contained in this Financing Agreement and all ancillary documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Financing Agreement and all ancillary documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Financing Agreement and all ancillary documents or for any failure of the Company to perform their obligations thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Financing Agreement and all ancillary documents or to inspect the properties, books or records of Restricted Persons.

     14.4 The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Financing Agreement and all ancillary documents unless it shall first receive such advice or concurrence of the Lenders, or the Required Lenders, as the case may be, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Financing Agreement and all ancillary documents in accordance with a request of the Lenders, or the Required Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     14.5 The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received written notice from a Lender or the Company describing such Default or Event of Default. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders, or Required Lenders, as the case may be; provided that unless and until the Agent shall have received such direction, the Agent may in the interim (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders. In the event the Agent in its sole discretion, or at the request of the Required Lenders, continues to make Revolving Loans and advances under this Financing Agreement upon the occurrence of a Default or Event of Default, any such Revolving Loans and advances may be in such amounts (subject to Paragraph 14.10 hereof) and on such additional terms and conditions as the Agent or the Required Lenders may deem appropriate.

     14.6 Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of Restricted Persons shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Restricted Persons and made its own decision to enter into this Financing Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Financing Agreement and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition or creditworthiness of Restricted Persons. The Agent, however, shall provide the Lenders with copies of all financial statements, projections and business plans which come into the possession of the Agent or any of its officers, employees, agents or attorneys-in-fact.

     14.7 (a) The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by Restricted Persons and without limiting the obligation of Restricted Persons to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including, without limitation, all Out-of-Pocket Expenses) of any kind whatsoever (including negligence on the part of the Agent) which may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Financing Agreement or any ancillary documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this paragraph shall survive the payment of the Obligations.

     (b) The Agent will use its reasonable business judgement in handling the collection of the Accounts, enforcement of its rights hereunder and realization upon the Collateral but shall not be liable to the Lenders for any action taken or omitted to be taken in good faith or on the written advice of counsel. The Lenders expressly release the Agent from any and all liability and responsibility (express or implied), for any loss, depreciation of or delay in collecting or failing to realize on any Collateral, the Obligations or any guaranties therefor and for any mistake, omission or error in judgment in passing upon or accepting any Collateral or in making (or in failing to make) examinations or audits or for granting indulgences or extensions to the Company, any account debtor or any guarantor, other than resulting from the Agent's gross negligence or willful misconduct.

     14.8 The Agent may make loans to, and generally engage in any kind of business with Restricted Persons as though the Agent were not the Agent hereunder. With respect to its Loans made or renewed by it or loan obligations hereunder as Lender, the Agent shall have the same rights and powers, duties and liabilities under this Financing Agreement as any Lender and may exercise the same as though it was not the Agent and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

     14.9 The Agent may resign as the Agent upon 30 days' notice to the Lenders and such resignation shall be effective upon the appointment of a successor Agent. If the Agent shall resign as Agent, then the Lenders shall appoint a successor Agent for the Lenders whereupon such successor Agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Financing Agreement. After any retiring Agent's resignation hereunder as the Agent the provisions of this Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent.

     14.10 Notwithstanding anything contained in this Financing Agreement to the contrary, the Agent will not, without the prior written consent of all Lenders:
(a) amend the Financing Agreement to (i) increase the Line of Credit; (ii) reduce the interest rates; (iii) reduce or waive (x) any fees in which the Lenders share hereunder, or (y) the repayment of any Obligations due the Lenders; (iv) extend the maturity of the Obligations; or (v) alter or amend (x) this Paragraph 14.10 or (y) the definitions of Eligible Accounts Receivable, Collateral or Required Lenders, or (vi) increase the advance percentages against Eligible Accounts Receivable or alter or amend the Agent's criteria for determining compliance with such definitions of Eligible Accounts Receivable if the effect thereof is to increase Availability; (b) except as otherwise required in this Financing Agreement, release any guaranty or Collateral in excess of $500,000 during any year, or (c) knowingly make any Revolving Loan or assist in opening any Letter of Credit hereunder if after giving effect thereto the total of Revolving Loans and Letters of Credit hereunder for the Company would exceed one hundred and ten percent (110%) of the maximum amount available under this Financing Agreement (the portion in excess of 100% of such maximum available amount shall be referred to herein as the "Agent Permitted Overadvances"), provided that the Agent shall not be entitled to continue to knowingly make such Agent Permitted Overadvances for a period in excess of ninety (90) days without the Lenders' consent, and provided further that the foregoing limitations shall not prohibit or restrict advances by the Agent to preserve and protect
Collateral. Subject to the provisions of Section 12, Paragraph 12.2 and the provisions of this Paragraph 14.10 of Section 14 of this Financing Agreement, in all other respects the Agent is authorized by each of the Lenders to take such actions or fail to take such actions under this Financing Agreement if the Agent, in its reasonable discretion, deems such to be advisable and in the best interest of the Lenders. Notwithstanding any provision to the contrary contained in this Financing Agreement (including the provisions of Section 12, Paragraph
12.2 and Section 14, Paragraph 14.10 hereof) the Agent is authorized to take such actions or fail to take such actions in connection with (a) the exercise of
(i) any and all rights and remedies
under this Financing Agreement (including but not limited to the exercise of rights and remedies under Section 10, Paragraph 10.2 of this Financing Agreement) and (ii) its discretion in (x) determining compliance with the eligibility requirements of Eligible Accounts Receivable and/or Eligible Inventory and establishing reserves against Availability in connection therewith and/or (y) the making of Agent Permitted Overadvances, and/or (b) the release of Collateral not to exceed $250,000 in the aggregate during any Fiscal Year, and/or (c) curing any ambiguity, defect or inconsistency in the terms of this Financing Agreement; provided that the Agent, in its reasonable discretion, deems such to be advisable and in the best interests of the Lenders. In the event the Agent terminates this Financing Agreement pursuant to the terms hereof, the Agent will cease making any Loans or advances upon the effective date of termination except for any Loans or advances which the Agent deems, in its sole discretion, are reasonably required to maintain, protect or realize upon the Collateral.

     14.11 In the event any Lender's consent is required pursuant to the provisions of this Financing Agreement and such Lender does not respond to any request by the Agent for such consent within 10 days after such request is made to such Lender, such failure to respond shall be deemed a consent. In addition, in the event that any Lender declines to give its consent to any such request, it is hereby mutually agreed that the Agent and/or any other Lender shall have the right (but not the obligation) to purchase such Lender's share of the Loans for the full amount thereof together with accrued interest thereon to the date of such purchase.

     14.12 Each Lender agrees that notwithstanding the provisions of Section 11 of this Financing Agreement any Lender may terminate this Financing Agreement and the Line of Credit only as of the initial or any subsequent Anniversary Date and then only by giving the Agent 90 days prior written notice thereof. Within 30 days after receipt of any such termination notice, the Agent shall, at its option, either (i) give notice of termination to the Company hereunder or (ii) purchase, or arrange for the purchase of, the Lender's share of the Obligations hereunder for the full amount thereof plus accrued interest thereon. Unless so terminated this Financing Agreement and the Line of Credit shall be automatically extended from Anniversary Date to Anniversary Date. Termination of this Financing Agreement by any of the Lenders as herein provided shall not affect the Lenders' respective rights and obligations under this Financing Agreement incurred prior to the effective date of termination as set forth in the preceding sentence.

     14.13 If the Agent is  required  at any time to  return  to any  Restricted
Person or to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made by any Restricted Person to the Agent as result of a bankruptcy or similar proceeding with respect to any Restricted Person, any guarantor or any other Person or entity or otherwise, then each Lender shall, on demand of the Agent, forthwith return to the Agent its ratable share of any such payments made to such Lender by the Agent, together with its ratable share of interest and/or penalties, if any, payable by the Lenders; this provision shall survive the termination of this Financing Agreement.

     14.14 The Lenders agree to maintain the confidentiality of any non-public information provided by Restricted Persons to them, in the ordinary course of their business, provided that the foregoing confidentiality provision shall terminate one (1) year after the termination date of this Financing Agreement, and provided further that any such Lenders may disclose such information (i) to any applicable bank regulatory and auditor Personnel and (ii) as may otherwise be required under applicable law.

     14.15 This Financing Agreement constitutes an amendment and restatement of that certain Credit Agreement dated as of November 19, 1999 by and among the Company, Holding, Bank of America, N.A., as administrative agent, and the financial institutions from time to time party thereto, in its entirety;
provided, however that in no event shall the Liens securing such Credit Agreement and the obligations thereunder be deemed effected hereby, it being the intent and agreement of the Restricted Persons that the Liens on all collateral granted to secure the obligations of the Restricted Persons under such Credit Agreement shall not be extinguished and shall remain valid, binding, and enforceable Liens against such collateral securing the obligations of the Restricted Persons under such Credit Agreement as amended and restated hereby. The obligations and indebtedness of Restricted Persons under this Financing Agreement and the other Loan Documents shall be and be deemed to be senior in right of payment to any obligations and indebtedness of the Restricted Persons arising under the Holding Junior Subordinated Notes, the Senior Subordinated Notes, and the Seller Subordinated Notes.

          [balance of page left intentionally blank; signatures follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be effective, executed, accepted and delivered at Dallas, Texas, by their proper and duly authorized officers as of the date set forth above.


HYDROCHEM INDUSTRIAL SERVICES, INC.          THE CIT GROUP/BUSINESS CREDIT, INC.
                                                 (as Agent and Lender)


By: /s/ Pelham H. A. Smith                      By: /s/ Mark Porter
    --------------------------                      -------------------
    Title: Executive Vice President                 Title:  Vice President
           and Chief Financial Officer              Revolving Commitment: 100%

HYDROCHEM HOLDING, INC.


By: /s/ Pelham H. A. Smith
    --------------------------
    Title: Executive Vice President
           and Chief Financial Officer

HYDROCHEM INTERNATIONAL, INC.



By: /s/ Pelham H. A. Smith
    --------------------------
    Title: Executive Vice President
           and Chief Financial Officer

HYDROCHEM INDUSTRIAL CLEANING, INC.



By: /s/ Pelham H. A. Smith
    --------------------------
    Title: Executive Vice President
           and Chief Financial Officer